Exhibit 10.10
AMENDMENT TO THE
COINBASE PRIME BROKER AGREEMENT
This Amendment (this “Amendment”) dated as of November 19, 2025, to the Coinbase Prime Broker Agreement, dated June 20, 2024, by and between Coinbase, Inc. (“Coinbase”), on behalf of itself and as agent for Coinbase, Coinbase Custody Trust Company, LLC (“Coinbase Custody”), and, as applicable, Coinbase Credit, Inc. (“Coinbase Credit,” and collectively with Coinbase and Coinbase Custody, the “Coinbase Entities”), and the party or parties identified as a client thereunder (as such Coinbase Prime Broker Agreement may have been amended from time to time, the “Original Agreement”), is entered into by the Coinbase Entities and each Client identified on Schedule I hereto. Each Coinbase Entity and each Client may be individually referred to as a “Party” and collectively, the “Parties”.
WHEREAS, the Parties desire to amend the Original Agreement as set forth in this Amendment.
NOW THEREFORE, in consideration of the mutual agreement as set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:
1.Defined Terms. Capitalized terms used in this Amendment and not defined herein shall have the meanings assigned to such terms in the Original Agreement.
2.Amendments.
(a)The Parties hereby desire to amend the Original Agreement to add the party listed below as an additional Party to the Agreement.
VanEck Avalanche ETF
(b)Schedule I attached hereto hereby amends and restates the existing Schedule I to the Original Agreement. Each Client listed on Schedule I attached hereto shall constitute a “Client” under the Original Agreement as modified hereby.
(c)Each Client listed on Schedule I attached hereto shall be deemed to have entered into the Original Agreement as modified hereby on a several but not joint basis, and for the avoidance of doubt, hereby makes all representations and warranties thereunder.
(d)The Original Agreement as modified hereby shall constitute a series of separate agreements, each between a single Client and the Coinbase Entities, as if such Client had executed a separate Original Agreement as modified hereby naming only itself as the Client, and no Client shall have any liability for the obligations of any other Client.
3.Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in a portable document format (pdf) or by another electronic format shall be as effective as delivery of a manually executed original counterpart of this Amendment.
4.Effectiveness. This Amendment shall be deemed effective as of the first date set forth above in the introductory paragraph.

5.Ratification. Upon this Amendment becoming effective pursuant to Section 4 above, the Original Agreement shall be, and be deemed to be, modified and amended in accordance with this Amendment. Except as specifically amended hereby, all of the terms and conditions of the Original Agreement are in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect. The Original Agreement as amended by this Amendment sets out all terms agreed between the Parties and supersedes all other agreements between the Parties relating to its subject matter.
COINBASE, INC. for itself and as agent for the Coinbase Entities

By:	/s/ Lauren Abendschein

Name:	Lauren Abendschein

Title:	VP

Date:	November 20, 2025
CLIENT: VanEck Avalanche ETF, as a Client, by Agent, acting on behalf of Client and solely in its capacity as Agent

By:	/S/ MATTHEW A. BABINSKY

Name:	MATTHEW A. BABINSKY

Title:	Signatory

Date:	November 20, 2025

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Schedule I
November 19, 2025

Client
VanEck Bitcoin ETF
VanEck Ethereum ETF
VanEck Solana ETF
VanEck Avalanche ETF
A-1

COINBASE PRIME BROKER AGREEMENT
General Terms and Conditions
1.    Introduction
Each entity specified on Schedule I hereto (each, a “Client”) severally and not jointly acting through the applicable agent specified for such entity on Schedule I (each, an “Agent”) enters into this agreement (including, the Coinbase Custody Custodial Services Agreement attached hereto as Exhibit A (the “Custody Agreement”), the Coinbase Master Trading Agreement attached hereto as Exhibit B (the “MTA”), and all other exhibits, addenda and supplements attached hereto or referenced herein, collectively, the “Coinbase Prime Broker Agreement”), and Coinbase, Inc. (“Coinbase”), on behalf of itself and as agent for Coinbase, Coinbase Custody Trust Company, LLC (“Coinbase Custody”), and, as applicable, Coinbase Credit, Inc. (“Coinbase Credit,” and collectively with Coinbase and Coinbase Custody, the “Coinbase Entities”). This Coinbase Prime Broker Agreement shall constitute separate agreements, each between a single Client and the Coinbase Entities, as if such Client had executed a separate Coinbase Prime Broker Agreement naming only itself as the Client, and no Client shall have any liability for the obligations of any other Client. This Coinbase Prime Broker Agreement sets forth the terms and conditions pursuant to which the Coinbase Entities will open and maintain the prime broker account (the “Prime Broker Account”) for Client and provide services relating to custody, trade execution, lending or post-trade credit (if applicable), and other services (collectively, the “Prime Broker Services” or “Services”) for certain digital assets (“Digital Assets”) as set forth herein. Client and the Coinbase Entities (individually or collectively, as the context requires) may also be referred to as a “Party” or “party.” Capitalized terms not defined in these General Terms and Conditions (the “General Terms”) shall have the meanings assigned to them in the respective exhibit, addendum or supplement. In the event of a conflict between these General Terms and any exhibit, addendum or supplement hereto, then the document governing the specific relevant Prime Broker Service shall control in respect of such Prime Broker Service.
Although executed as of the date hereof, this Coinbase Prime Broker Agreement shall not become effective until the date on which shares of Client begin trading on NYSE Arca as shares of an exchange-traded product.
2.    Conflicts of Interest Acknowledgement
Client acknowledges that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the Prime Broker Services including that (i) Orders (as such term is defined in the MTA) may be routed to Coinbase’s exchange platform where Orders may be executed against other Coinbase customers or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an Order is unknown and therefore may inadvertently be another Coinbase client, (iii) Coinbase does not engage in front-running, but is aware of Orders or imminent Orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge and (iv) Coinbase may act in a principal capacity with respect to certain Orders (e.g., to fill residual Order size when a portion of an Order may be below the minimum size accepted by the Connected Trading Venues (as defined in the MTA). As a result of these and other conflicts, when acting as principal, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over a particular Client’s interests and has in place certain policies and procedures in place that are designed to mitigate such conflicts.
To manage this risk, Coinbase has implemented and maintains policies, processes and controls, including the use of separate teams and an information barrier between the agency trading business and principal trading at Coinbase, intended to avoid any conflicts of interest and ensure compliance with applicable law and regulation. Notwithstanding anything herein to the contrary, the Coinbase Entities shall execute trades pursuant to such policies and procedures; provided that the Coinbase Entities (a) shall execute in a commercially reasonable amount of time (i) any marketable orders appropriately entered by Client and (ii) any other pending Client orders received by the Coinbase Entities that become marketable, (b) for any order that Coinbase receives from Client, Coinbase will make reasonable efforts to route orders for execution to the Connected Trading Venue offering the highest price for Client sale Orders and the lowest price for Client purchase Orders, including consideration of any gas fees or similar fees

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related to a particular blockchain at the time that such orders are routed for execution, and (c) shall not knowingly enter into a transaction for the benefit of (x) the Coinbase Entities, or (y) any other client received after Client’s order, ahead of any order received from Client. For purposes of the foregoing, a marketable order is a sell order equivalent to or better than the best bid price, or a buy order equivalent to or better than the best ask price, on any Connected Trading Venue (or any venue that a Coinbase Entity may use) at a given moment. Coinbase agrees to direct Client’s Orders in a manner that does not systematically favor Coinbase’s exchange platform or Connected Trading Venues that provide financial incentives to Coinbase; provided, however, that under certain circumstances Coinbase may choose to intentionally route to the Coinbase exchange platform due to temporary conditions affecting Connected Trading Venues (e.g. connectivity problems of the Connected Trading Venue or funding constraints).
3.    Account Statements
Client authorizes Coinbase to combine information regarding all Prime Broker Services activities into a single statement. Coinbase will provide Client with an electronic account statement (the “Account Statement”) every month. Each Account Statement shall set forth the amount of cash and the amount and type of each Digital Asset in Client’s Prime Broker Account at the end of the period, and set forth all Prime Broker Account activity during that period. Subject to the terms herein, Client will have on demand access to its account information on the Coinbase website.
4.    Client Instructions
4.1In a written notice to Coinbase, Client may designate persons and/or entities authorized to act on behalf of Client with respect to the Prime Broker Account (the “Authorized Representative”). Upon such designation, Coinbase may rely on the validity of such appointment until such time as Coinbase receives Instructions from Client revoking such appointment or designating a new Authorized Representative. Coinbase will disable the access of an Authorized Representative as soon as reasonably practicable upon request from Client.
4.2Subject to the terms of this Coinbase Prime Broker Agreement, the Coinbase Entities may act upon instructions received from Client or Client’s Authorized Representative (“Instructions”) When taking action upon Instructions in a manner consistent with the provisions herein, the applicable Coinbase Entity shall act in a commercially reasonable manner, and in conformance with the following: (a) Instructions shall continue in full force and effect until executed, cancelled or superseded; (b) if any Instructions are ambiguous, the applicable Coinbase Entity shall notify Client as soon as reasonably practicable and may refuse to execute such Instructions until any such ambiguity has been resolved to the Coinbase Entity’s satisfaction; (c) the Coinbase Entities may refuse to execute Instructions if in the applicable Coinbase Entity’s reasonable opinion such Instructions are outside the scope of its obligations under this Coinbase Prime Broker Agreement or are contrary to any applicable laws, rules and regulations, provided that it shall as soon as reasonably practicable, notify Client or Client’s Authorized Representative of its decision to refuse to execute such Instruction and its basis for the foregoing (provided such notification is not prohibited under law, a government order or similar binding legal or regulatory order); and (d) the Coinbase Entities may rely on any Instructions, notice or other communication reasonably believed by it in good faith to be genuine and given by Client or Client’s Authorized Representative Client shall be fully responsible and liable for all Claims and Losses arising out of or relating to inaccurate or ambiguous Instructions unless such Claim and Losses are caused primarily by a Coinbase Entity’s failure to abide by the relevant standard of care as set forth in Section 20. The applicable Coinbase Entity is responsible for losses resulting from its errors in executing a transaction (e.g., if Client provides the correct destination address for executing a withdrawal transaction, but Coinbase Entity erroneously sends Client’s Digital Assets to another destination address) subject to the standard of care agreed in Section 20.
4.3Coinbase will comply with the Client’s Instructions to stake, stack or vote the Client’s Digital Assets to the extent the applicable Coinbase Entity supports proof of stake validation, proof of transfer validation, or

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voting for such Digital Assets. The Coinbase Entities may, in their sole discretion, decide whether or not to support (or cease supporting) staking services or stacking or voting for a Digital Asset.
5.    Representations, Warranties, and Additional Covenants
Client represents, warrants, and covenants that:
5.1Client has the full power, authority, and capacity to enter into this Coinbase Prime Broker Agreement and to engage in transactions with respect to all Digital Assets relating to the Prime Broker Services;
5.2To the best of its knowledge, Client is and shall remain in full compliance with all applicable laws, rules, and regulations in each jurisdiction in which Client operates or otherwise uses the Prime Broker Services, including U.S. securities laws and regulations, as well as any applicable state and federal laws, including AML Laws, USA PATRIOT Act and Bank Secrecy Act requirements and other anti-terrorism statutes, regulations, and conventions of the United States or other international jurisdictions to the extent relevant and material to its performance hereunder;
5.3To the best of Client’s knowledge, Client is and shall remain in good standing with all relevant government agencies, departments, regulatory, and supervisory bodies in all relevant jurisdictions, in which Client does business to the extent relevant and material to its performance hereunder and Client will, to the extent permitted under applicable law and such relevant government agency, department, regulatory, and supervisory body, promptly notify Coinbase if Client ceases to be in good standing with any regulatory authority and such cessation would materially impact either Party’s performance hereunder.
5.4Client shall promptly provide information as the Coinbase Entities may reasonably request from time to time regarding Client’s use of the Prime Broker Services to the extent reasonably necessary for the Coinbase Entities to comply with any applicable laws, rules, and regulations (including money laundering statutes, regulations and conventions of the United States or other jurisdictions), or the guidance or direction of, or request from, any regulatory authority or financial institution, in each case related to its performance hereunder, provided that such information may reasonably be redacted to remove Confidential Information not relevant to the requirements of this Coinbase Prime Broker Agreement;
5.5Client’s use of the Prime Broker Services shall be for commercial, business purposes only; limited to activities disclosed in the due diligence information submitted to Coinbase, and shall not include any personal, family or household purposes. Client shall promptly notify Coinbase in writing in the event it intends to use the Prime Broker Services in connection with any business activities not previously disclosed to Coinbase. Coinbase may, in its sole discretion, prohibit Client from using the Prime Broker Services in connection with any business activities not previously disclosed.
5.6Client’s Authorized Representatives have the (a) full power, authority and capacity to access and use the Prime Broker Services and (b) appropriate sophistication, expertise, and knowledge necessary to understand the nature and risks, and make informed decisions, in respect of Digital Assets and the Prime Broker Services;
5.7Client is not a resident in nor organized under the laws of any country with which transactions or dealings are prohibited by governmental sanctions imposed by the U.S., the United Nations, the European Union, the United Kingdom, or any other applicable jurisdiction (collectively, “Sanctions Regimes”), nor is it owned or controlled by a person, entity or government prohibited under an applicable Sanctions Regime;
5.8Client represents and warrants that while not directly subject to the requirements of the U.S. Bank Secrecy Act, as amended by the USA PATRIOT Act, it has implemented controls designed to comply with other applicable anti-money laundering laws and has separately implemented controls designed to comply with all applicable Sanctions Regimes (collectively “AML and Sanctions Laws and Regulations”). As part of those controls, Client can attest that it has performed its own due diligence on the liquidity providers it has

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contracted with to source the Digital Assets contemplated under this Agreement and has confirmed that the liquidity providers have similarly implemented policies, procedures and controls designed to comply with applicable AML Laws and Sanctions Laws.
5.9Client does not maintain any asset in an Account which to its knowledge is derived from any unlawful activity and it will not knowingly instruct or otherwise cause Coinbase to hold any assets or engage in any transaction that would cause Coinbase to violate applicable laws and regulations, including applicable AML and Sanctions Laws and Regulations;.
5.10Reserved.
5.11By executing this Agreement, Client further provides written consent to allow the Coinbase Entities to request and obtain any and all beneficial owner information regarding the Client that is maintained on any national beneficial ownership registry, including, but not limited to, the Beneficial Ownership Information Registry maintained by the U.S. Financial Crimes Enforcement Network (“FinCEN”), in order to assist the Coinbase Entities in complying with their anti-money laundering and customer due diligence obligations, with the understanding that the Coinbase Entities will only use such information for those purposes and will maintain the information pursuant to the confidentiality provisions of this Agreement.
This Coinbase Prime Broker Agreement is Client’s legal, valid, and binding obligation, enforceable against it in accordance with its terms.
5.12Unless Client advises Coinbase to the contrary in writing, at all times, none of Client’s assets constitute, directly or indirectly, plan assets subject to the fiduciary responsibility and prohibited transaction sections of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), the prohibited transaction provisions of the Internal Revenue Code of 1986, as amended, or any federal, state, local or non-U.S. law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, and Client shall immediately provide Coinbase with a written notice in the event that Client becomes aware that Client is in breach of the foregoing.
Coinbase, on behalf of itself and each other Coinbase Entity, as applicable, represents, warrants, and covenants that:
5.13Each Coinbase Entity has adopted, implemented, and shall maintain and follow a reasonable risk-based program (“Sanctions Program”) that is designed to comply with all applicable Sanctions Regimes. That Sanctions Program includes reasonable steps designed to prevent Digital Assets, Orders or transactions from being directly derived from or knowingly associated with persons, entities or countries that are the target or subject of sanctions or any country embargoes, in violation of any Sanctions Regimes.
5.14Each Coinbase Entity has also adopted, implemented and shall maintain and follow an anti-money laundering program (“AML Program”) that is designed to comply with (i) all applicable AML Laws. As part of its AML Program, each Coinbase entity performs both initial and ongoing due diligence on each of its customers, as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts, as required by law. The above AML controls are applied to all customer accounts, including those opened by (a) Connected Trading Venues that are OTC liquidity providers pursuant to Coinbase Prime services, (b) liquidity providers of the Client who have agreements in place with the Client (“Liquidity Providers”) or (c) agents/partners of such Liquidity Providers (collectively as “Liquidity Provider Accounts”) for the purpose of facilitating Digital Asset deposits to, and withdrawals from, the Client’s Trading Account or Custodial Account.
5.15Any external fund movement into a Liquidity Provider Account(s) or the account of a Connected will be subject to a sanctions screening check performed by Coinbase prior to any transfer to the Client’s Trading Account or Custodial Account the Client’s account(s) at Coinbase, Coinbase will perform a sanctions screening check to ensure that Digital Asset in kind transactions did not, directly originate from persons, entities or countries that are the target or subject of sanctions or any country embargoes, or knowingly

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associated with such persons, entities or countries, or otherwise in violation of any applicable Sanctions Regimes
5.16In the event sanctions screening results in a Digital Asset in-kind transaction described above or determined to be in violation of any Sanctions Regimes, each Coinbase Entity will (a) block or reject the deposit of such Digital Asset into the Client’s Trading Account, where required by an applicable Sanctions Regime, and (b) agree to promptly inform the Client if any fund movement between an Liquidity Provider Account(s) or the account of a Connected Trading Venue that is an OTC liquidity provider at Coinbase and the Client’s account(s) at Coinbase involves the aforementioned, so long as permitted by law.
5.17It possesses and will maintain, all licenses, registrations, authorizations and approvals required by any applicable government agency or regulatory authority for it to operate its business and provide the Prime Broker Services;
5.18To the best of Coinbase’s knowledge, t is and shall remain in good standing with all relevant government agencies, departments, regulatory and supervisory bodies including, without limitation, and as applicable, the Financial Industry Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investor Protection Corporation, the National Futures Association, the Commodity Futures Trading Commission, the Securities and Exchange Commission, Federal Deposit Insurance Corporation, and the New York State Department of Financial Services, to the extent relevant and material to its performance hereunder; and it will, to the extent permitted under applicable law and by such relevant government agency, department, regulatory and supervisory body, and in compliance with its policies and procedures addressing material non-public information, promptly notify Client if it ceases to be in good standing with any regulatory authority to the extent such cessation would materially impact either party’s performance hereunder.
5.19It shall promptly provide information as the Client may reasonably request in writing from time to time in connection with its provision of the Prime Broker Services, to the extent reasonably necessary for the Client to comply with any applicable laws, rules, and regulations (including money laundering statutes, regulations and conventions of the United States or other jurisdictions; provided that such information may be redacted to remove Confidential Information not relevant to the requirements of this Coinbase Prime Broker Agreement;
5.20It has all rights necessary to provide Client with access to the Coinbase Prime Broker Site and Content, Coinbase Prime, Coinbase Prime API, Market Data and any other tech/data provided by Coinbase (the “Coinbase Tech”) as contemplated herein; (b) the intended use by Client of the Coinbase Tech as described in and in accordance with this Coinbase Prime Broker Agreement shall not infringe, violate or misappropriate the intellectual property rights of any third party;
5.21It has the full power, authority, and capacity to enter into and be bound by this Coinbase Prime Broker Agreement and to provide the Prime Broker Services; and
5.22This Coinbase Prime Broker Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms.
5.23Coinbase has no right, interest or title in Client’s Digital Assets;
5.24Coinbase will maintain adequate capital and reserves to the extent required by applicable law; and
5.25Coinbase will not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate any Digital Assets.

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Notwithstanding anything to the contrary contained in this Coinbase Prime Broker Agreement or any annex, schedule, addendum, confirmation or other document issued or delivered in connection with any transaction hereunder, the Coinbase Entities each acknowledge and agree that:
5.22Agent is acting in connection with any transaction hereunder solely in its capacity as agent and investment manager to the Client;
5.23Neither Agent nor any of its affiliates, subsidiaries or successors, in each case, to the extent that such affiliates, subsidiaries or successors are not Clients under this Coinbase Prime Broker Agreement shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any Client’s obligations, agreements, representations or warranties under the Coinbase Prime Broker Agreement or any transaction hereunder;
5.24No recourse of any kind or nature whatsoever shall be had against the Agent or any affiliate, subsidiary or successor to Agent, or against any incorporator, shareholder, officer, director, member, manager, employee or agent of any Agent (each, an “Agent Party”) with respect to any of the covenants, agreements, representations or warranties contained in this Coinbase Prime Broker Agreement or any annex, or schedule hereto, or any addendum, Confirmation or any other document issued or delivered in connection with any transaction entered into under this Coinbase Prime Broker Agreement, in each case unless otherwise provided in the relevant document or if any Agent Party is or becomes a Client under this Coinbase Prime Broker Agreement; and
5.25Other than with respect to the custody fees for the Vault Balance or Trading Balance fees, under no circumstances shall the Agent or any Agent Party be in any way individually or personally liable under this Coinbase Prime Broker Agreement and that the Coinbase Entities shall look solely to the assets and property of the Client that are under management by Agent for performance of the Coinbase Prime Broker Agreement or payment of any claim under the Coinbase Prime Broker Agreement with respect to such Client.
6.    No Investment Advice or Brokerage
6.1.Client assumes responsibility for each transaction in or for its Prime Broker Account. Client understands and agrees that none of the Coinbase Entities are an SEC/FINRA registered broker-dealer or investment adviser to Client in any respect, and the Coinbase Entities have no liability, obligation, or responsibility whatsoever for Client decisions relating to the Prime Broker Services. Client should consult its own legal, tax, investment and accounting professionals.
6.2.While the Coinbase Entities may make certain general information available to Client, the Coinbase Entities are not providing and will not provide Client with any investment, legal, tax or accounting advice regarding Client’s specific situation. Client is solely responsible, and shall not rely on the Coinbase Entities, for determining whether any investment, investment strategy, or transaction involving Digital Assets is appropriate for Client based on Client’s investment objectives, financial circumstances, risk tolerance, and tax consequences. The Coinbase Entities shall have no liability, obligation, or responsibility whatsoever regarding any Client decision to enter into in any transaction with respect to any Digital Asset.
7.    Opt-In to Article 8 of the Uniform Commercial Code
Client Assets in the Trading Balance and Vault Balance will be treated as “financial assets” under Article 8 of the New York Uniform Commercial Code (“Article 8”). Coinbase and Coinbase Custody are “securities intermediaries,” the Trading Balance and Vault Balance are each “securities accounts,” and Client is an “entitlement holder” under Article 8. This Agreement sets forth how the Coinbase Entities will satisfy their Article 8 duties. Treating Client Assets in the Trading Balance and Vault Balance as financial assets under Article 8 does not determine the characterization or treatment of the cash and Digital Assets under any other law or rule. New York will be the securities intermediary’s jurisdiction with respect to Coinbase and Coinbase Custody, and New York law will

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govern all issues addressed in Article 2(1) of the Hague Securities Convention. Coinbase and Coinbase Custody will credit the Client with any payments or distributions on any Client Assets it holds for Client’s Trading Balance and Vault Balance. Coinbase and Coinbase Custody will comply with Client’s Instructions with respect to Client Assets in Client’s Trading Balance or Vault Balance, subject to the terms of the MTA or Custody Agreement, as applicable, and related Coinbase rules, including the Coinbase Trading Rules (as such term is defined in the MTA). Each of Coinbase and Coinbase Custody is obligated by Article 8 to maintain sufficient Digital Assets to satisfy all entitlements of customers of Coinbase or Coinbase Custody, respectively, to the same Digital Assets. Neither Coinbase nor Coinbase Custody may grant a security interest in the Digital Assets in the Trading Balance or Client’s Custodial Account, respectively. Digital Assets in Client’s Custodial Account are custodial assets. Under Article 8, the Digital Assets in the Trading Balance and Client’s Custodial Account are not general assets of Coinbase or Coinbase Custody, respectively and are not available to satisfy claims of creditors of Coinbase or Coinbase Custody, respectively. Coinbase and Coinbase Custody will comply at all times with the duties of a securities intermediary under Article 8, including those set forth at sections 8-504(a), 8-505(a), 8-506(a), 8-507 and 8-508, in accordance with the terms of this Coinbase Prime Broker Agreement.
8.    General Use, Security and Prohibited Use
8.1.Prime Broker Site and Content. During the term of this Coinbase Prime Broker Agreement, the Coinbase Entities hereby grant Client a limited, nonexclusive, non-transferable, non-sublicensable, revocable and royalty-free license, subject to the terms of this Coinbase Prime Broker Agreement, to access and use the Coinbase Prime Broker Site accessible at prime.coinbase.com (“Coinbase Prime Broker Site”) and related content, materials, and information (collectively, the “Content”) solely for Client’s internal business use and other purposes as permitted by Coinbase in writing from time to time. Any other use of the Coinbase Prime Broker Site or Content is hereby prohibited. All other right, title, and interest (including all copyright, trademark, patent, trade secrets, and all other intellectual property rights) in the Coinbase Prime Broker Site, Content, and Prime Broker Services is and will remain the exclusive property of the Coinbase Entities and their licensors. Except as expressly permitted herein, Client shall not copy, transmit, distribute, sell, license, reverse engineer, modify, publish, or participate in the transfer or sale of, create derivative works from, or in any other way exploit any of the Prime Broker Services or Content, in whole or in part. “Coinbase,” “Coinbase Prime,” “prime.coinbase.com,” and all logos related to the Prime Broker Services or displayed on the Coinbase Prime Broker Site are either trademarks or registered marks of the Coinbase Entities or their licensors. Client may not copy, imitate or use them without Coinbase’s prior written consent. The license granted under this Section 8.1 will automatically terminate upon termination of this Coinbase Prime Broker Agreement, or the suspension or termination of Client’s access to the Coinbase Prime Broker Site or Prime Broker Services.
8.2.Unauthorized Users. Client shall not allow any person or entity that is not the Client or an Authorized Representative (each, an “Unauthorized User”) to access, connect to, and/or use Client’s Prime Broker Account. Except to the extent caused by a Coinbase Entity’s gross negligence, , fraud, or willful misconduct, Coinbase Entities shall have no liability, obligation, or responsibility whatsoever for, and Client shall be fully responsible and liable for, any and all Claims and Losses arising out of or relating to the acts and omissions of any Unauthorized User in respect of the Prime Broker Services, Prime Broker Account, and/or the Prime Broker Site. Client shall notify Coinbase immediately if Client believes or becomes aware that an Unauthorized User has accessed, connected to, or used Client’s Prime Broker Account.
8.3.Password Security; Contact Information. Client is fully responsible for maintaining adequate security and control of any and all IDs, passwords, hints, personal identification numbers (PINs), API keys, YubiKeys, other security or confirmation information or hardware, and any other codes that Client uses to access the Prime Broker Account and Prime Broker Services. Client agrees to keep Client’s email address and telephone number up to date in Client’s Prime Broker Account in order to receive any notices or alerts that the Coinbase Entities may send to Client. Except to the extent caused by a Coinbase Entity’s gross negligence, fraud, or willful misconduct, Client shall be fully responsible for, and the Coinbase Entities shall have no liability, obligation, or responsibility whatsoever for, any Losses that Client may sustain due

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to compromise of Prime Broker Account login credentials. In the event Client believes Client’s Prime Broker Account information has been compromised, Client must contact Coinbase promptly.
8.4.Prohibited Use. Client shall not engage in any of the following activities with its use of the Prime Broker Services:
8.4.1.Unlawful Activity. Activity that would violate, or assist in violation of, any law, statute, ordinance, or regulation, sanctions programs administered in the countries where Coinbase conducts business, including but not limited to the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), or which would involve proceeds of any unlawful activity; publish, distribute or disseminate any unlawful material or information;
8.4.2.Abusive Activity. Action that impose an unreasonable or disproportionately large load on Coinbase’s infrastructure, or detrimentally interfere with, intercept, or expropriate any system, data, or information; transmit or upload any material to Coinbase systems that contains viruses, trojan horses, worms, or any other harmful or deleterious programs; attempt to gain unauthorized access to Coinbase systems, other Coinbase accounts, computer systems or networks connected to Coinbase systems, Coinbase Site, through password mining or any other means; use Coinbase Account information of another party to access or use the Coinbase systems, except in the case of specific Clients and/or applications which are specifically authorized by a Client to access such Client’s Coinbase Account and information; or transfer Client’s account access or rights to Client’s account to a third party, unless by operation of law or with the express permission of Coinbase; and
8.4.3.Fraud. Activity with its use of the Prime Broker Services which operates to defraud Coinbase or any other person or entity.
8.5Computer Viruses. The Coinbase Entities shall not have any liability, obligation, or responsibility whatsoever for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect Client’s computer or other equipment, or any phishing, spoofing or other attack, unless such damage or interruption directly resulted from the Coinbase Entities’ negligence, fraud, or willful misconduct. Client agrees to access and use its Prime Broker Account through the Coinbase Prime Broker Site to review any Orders, deposits or withdrawals or required actions to confirm the authenticity of any communication or notice from the Coinbase Entities.
9.    Taxes
9.1Taxes. Except as otherwise expressly stated herein, Client shall be fully responsible and liable for, and the Coinbase Entities shall have no liability, obligation, or responsibility whatsoever for, the payment of any and all present and future tariffs, duties or taxes (including withholding taxes, transfer taxes, stamp taxes, documentary taxes, value added taxes, personal property taxes and all similar costs) imposed or levied by any government or governmental agency (collectively, “Taxes”) and any related Claims and Losses or the accounting or reporting of income or other Taxes arising from or relating to any transactions Client conducts through the Prime Broker Services. Client acknowledges that Coinbase shall not be responsible for filing all tax returns, reports, and disclosures required by laws applicable to Client.
9.2Withholding Tax. Except as required by applicable law, each payment under this Coinbase Prime Broker Agreement or collateral deliverable by Client to any Coinbase Entities shall be made, and the value of any collateral or margin shall be calculated, without withholding or deducting of any Taxes. If any Taxes are required to be withheld or deducted, Client (a) authorizes the Coinbase Entities to effect such withholding or deduction and remit such Taxes to the relevant taxing authorities and (b) shall pay such additional amounts or deliver such further collateral as necessary to ensure that the actual net amount received by the Coinbase Entities is equal to the amount that the Coinbase Entities would have received had no such withholding or deduction been required. Client agrees that the Coinbase Entities may disclose any

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information with respect to Client Assets, the Prime Broker Account, Custodial Accounts, Trading Accounts, and transactions required by any applicable taxing authority or other governmental entity. The Client agrees that the Coinbase Entities may withhold or deduct Taxes as may be required by applicable law. From time to time, Parties shall ask a Party for tax documentation or certification of a Party’s taxpayer status as required by applicable law, and any failure by either Party to comply with this request in the time frame identified may result in withholding and/or remission of taxes to a tax authority as required by applicable law.
10.    Prime Broker Services Fees
10.1Client agrees to pay all commissions and fees in connection with the Orders and Prime Broker Services on a timely basis as set forth in the Fee Schedule, attached hereto as Appendix 1 as modified from time to time. If Client fails to meet its Majority Obligation, as defined here, Coinbase reserves the right to modify fees immediately upon notice. Client authorizes the Coinbase Entities to pay themselves for fees and commissions relating to the Trading Account by deducting fees from the Trading Balance in accordance with the provisions set forth herein, to satisfy Client’s fees owed.
10.2Client acknowledges that Coinbase’s fees may include but are not limited to: (a) bank wire fees to deposit and/or withdraw Client Cash; (b) internal transfers from its Vault Balance to its Trading Balance; and (c) external withdrawals of Client Assets. Client further acknowledges that Coinbase Custody will charge fees for any balance of Digital Assets that Client keeps in the Vault Balance.
11.    Confidentiality
11.1Client and Coinbase Entities each agree that with respect to any non-public, confidential or proprietary information of the other Party, including the existence and terms of this Coinbase Prime Broker Agreement, Client’s trade details, and information relating to the other party’s business operations or business relationships (including the Coinbase Entities’ fees), and any arbitration pursuant to Section 22 (collectively, “Confidential Information”), it (a) will not disclose such Confidential Information except to such party’s officers, directors, agents, employees and professional advisors who need to know the Confidential Information for the purpose of assisting in the performance of this Coinbase Prime Broker Agreement and who are informed of, and agree to be bound by obligations of confidentiality no less restrictive than those set forth herein and (b) will protect such Confidential Information from unauthorized use and disclosure. Each Party shall use any Confidential Information that it receives solely for purposes of (i) exercising its rights and performing its duties under the Coinbase Prime Broker Agreement and (ii) complying with any applicable laws, rules and regulations; provided that, the Coinbase Entities may use Confidential Information for (1) risk management; and (2) to develop, enhance and market their products and services. Coinbase may only publicly disclose Client information in a properly anonymized and aggregated form that does not identify Client and is stripped of any persistent identifiers (such as device identifiers, IP addresses, and cookie IDs). Confidential Information shall not include any (w) information that is or becomes generally publicly available through no fault of the recipient; (x) information that the recipient obtains from a third party (other than in connection with this Coinbase Prime Broker Agreement) that, to the recipient’s best knowledge, is not bound by a confidentiality agreement prohibiting such disclosure; (y) information that is independently developed or acquired by the recipient without the use of Confidential Information provided by the disclosing party; or (z) disclosure with the prior written consent of the disclosing Party.
11.2Notwithstanding the foregoing, each Party may disclose Confidential Information of the other Party to the extent required by a court of competent jurisdiction or governmental authority or otherwise required by law; provided, however, the Party making such required disclosure shall first notify the other Party (to the extent legally permissible) and shall afford the other Party a reasonable opportunity to seek confidential treatment if it wishes to do so and will consider in good faith reasonable and timely requests for redaction. For purposes of this Section 11, no affiliate of Coinbase shall be considered a third party of any Coinbase Entity, and the Coinbase Entities may share Client’s Confidential Information among each other and with

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such affiliates, provided that the receiving party shall use the same degree of care to protect the Client’s Confidential Information used by the receiving party to protect its own information of similar sensitivity and confidentiality, and subject to applicable law and regulation and in any case no less than a reasonable degree of care, as necessary for the affiliates in accordance with the terms of this Prime Broker Agreement and in connection with the Prime Brokerage Services. All documents and other tangible objects containing or representing Confidential Information and all copies or extracts thereof or notes derived therefrom that are in the possession or control of the receiving Party shall be and remain the property of the disclosing Party and shall be promptly returned to the disclosing Party or destroyed, each upon the disclosing Party’s request; provided, however, notwithstanding the foregoing, the receiving Party may retain one (1) copy of Confidential Information if (a) required by law or regulation; or (b) retained pursuant to an established document retention policy.
11.3Other than as provided in this Section 11, no Coinbase Entity may identify to any third party that Client is a customer or licensee of any Coinbase Entity without Client’s prior written consent.
11.4Notwithstanding anything herein to the contrary, Client may (i) disclose the existence of this Prime Broker Agreement to its investors and prospective investors, and notwithstanding anything herein to the contrary, the Coinbase Entities permit Client to reference the Coinbase Entities as a service provider hereunder along with the existence and terms of this Coinbase Prime Broker Agreement, in its public disclosures contained in public filings, each as may be required under applicable law, and (ii) file the Coinbase Prime Broker Agreement as an exhibit in public filings with the Securities and Exchange Commission, as may be required under applicable law, provided that in each case such information may be redacted to remove pricing and other proprietary information in the Coinbase Prime Broker Agreement as permitted under applicable law.
12.    Market Data
Client agrees that its use of data made available to it through the Trading Platform’s application programming interface(s), which may include the prices and quantities of orders and transactions executed on Trading Platform (collectively “Market Data”), is subject to the Market Data Terms of Use, as amended and updated from time to time at https://www.coinbase.com/legal/market_data or a successor website.
13.    Recording of Conversations
For compliance and monitoring purposes, Client authorizes each Coinbase Entity at its sole discretion to record conversations between such Coinbase Entity and Client or its Authorized Representatives relating to this Coinbase Prime Broker Agreement, the Prime Broker Account and the Prime Broker Services. In the event a dispute arises between Client and a Coinbase entity, the Coinbase Entity shall use reasonable efforts to provide any available recordings with respect to the dispute to the Client upon request.
14.    Security and Business Continuity
The Coinbase Entities have implemented and will maintain a reasonable information security program that includes policies and procedures that are reasonably designed to safeguard the Coinbase Entities’ electronic systems and Client’s Confidential Information from, among other things, unauthorized access or misuse. In the event of a Data Security Incident (defined below), the applicable Coinbase Entity shall promptly notify Client and such notice shall include the following information: (a) the timing and nature of the Data Security Incident; (b) the information related to Client that was compromised; (c) when the Data Security Incident was discovered; and (d) any remedial actions that have been taken and that the applicable Coinbase Entity plans to take. “Data Security Incident” means an incident whereby (i) an unauthorized person acquired or accessed Client’s Confidential Information; or (ii) Client’s Confidential Information is otherwise lost, stolen, or compromised, each case, while in the possession or control of the Coinbase Entities.

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The Coinbase Entities have established a business continuity plan that will support their ability to conduct business in the event of a significant business disruption. The business continuity plan is reviewed and updated annually, and may be updated more frequently as deemed necessary by the Coinbase Entities in their sole discretion. To receive more information about the Coinbase Entities’ business continuity plan, please send a written request to security@coinbase.com.
15.    Acknowledgement of Risks
Subject to the terms of this Coinbase Prime Broker Agreement, Client hereby acknowledges that: (i) Digital Assets are not legal tender, are not backed by any government, and are not subject to protections afforded by the Federal Deposit Insurance Corporation or Securities Investor Protection Corporation; (ii) Legislative and regulatory changes or actions at the state, federal, or international level may adversely affect the use, transfer, exchange, and/or value of Digital Assets; (iii) transactions in Digital Assets are irreversible, and, accordingly, Digital Assets lost due to fraudulent or accidental transactions may not be recoverable; (iv) certain Digital Assets transactions will be deemed to be made when recorded on a public blockchain ledger, which is not necessarily the date or time that Client initiates the transaction or such transaction enters the pool; (v) the value of Digital Assets may be derived from the continued willingness of market participants to exchange any government issued currency (“Fiat Currency”) for Digital Assets, which may result in the permanent and total loss of value of a Digital Asset should the market for that Digital Asset disappear; (vi) the volatility of the value of Digital Assets relative to Fiat Currency may result in significant losses; (vii) Digital Assets may be susceptible to an increased risk of fraud or cyber-attack; (viii) the nature of Digital Assets means that any technological difficulties experienced by a Coinbase Entity may prevent the access or use of Client Digital Assets; and (ix) any bond or trust account maintained by Coinbase Entities for the benefit of its customers may not be sufficient to cover all losses (including Losses) incurred by customers.
16.    Operation of Digital Asset Protocols
16.1The Coinbase Entities do not own or control the underlying software protocols which govern the operation of Digital Assets. Generally, the underlying software protocols and, if applicable, related smart contracts (referred to collectively as “Protocols” for purposes of this Section 16) are open source and anyone can use, copy, modify or distribute them. By using the Prime Broker Services, Client acknowledges and agrees that (i) the Coinbase Entities make no guarantee of the functionality, security, or availability of underlying Protocols; (ii) some underlying Protocols are subject to consensus-based proof of stake validation methods which may allow, by virtue of their governance systems, changes to the associated blockchain or digital ledger (“Governance Modifiable Blockchains”), and that any Client transactions validated on such Governance Modifiable Blockchains may be affected accordingly; and (iii) the underlying Protocols are subject to sudden changes in operating rules (a/k/a “forks”), and that such forks may materially affect the value, function, and/or even the name of the Digital Assets. In the event of a fork related to a Supported Digital Asset, Client agrees that the Coinbase Entities may temporarily suspend Prime Broker Services; provided that the Coinbase Entities shall (where reasonably practicable) provide advance written notice to Client promptly upon becoming aware of such a suspension and that the Coinbase Entities may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely. The Coinbase Entities shall use commercially reasonable efforts to timely select at least one of the forked protocol branches to support and will identify such selection in a notice reasonably in advance of such fork (to the extent practicable) to provide Client the opportunity to arrange for the transfer of the relevant Digital Assets, which the Coinbase Entities shall use commercially reasonable efforts to accomplish in advance of such fork. In the event that Coinbase decides not to support (or ceases supporting) either branch of a forked protocol, Coinbase will use reasonable efforts to notify Client in advance wherever reasonably practicable to do so; and provided that the Coinbase Entities shall avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset if legally or operationally feasible. Client agrees that the Coinbase Entities shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of Protocols, transactions affected by Governance Modifiable Blockchains, or an unsupported branch of a forked protocol and, accordingly, Client acknowledges and assumes the risk of the same.

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16.2Unless specifically communicated by the Coinbase Entities through a written public statement on the Coinbase website, the Coinbase Entities do not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with a Digital Asset (collectively, “Advanced Protocols”) in connection with the Prime Broker Services. The Prime Broker Services are not configured to detect, process and/or secure Advanced Protocol transactions and neither Client nor the Coinbase Entities will be able to retrieve any unsupported Advanced Protocol. Coinbase shall have no liability, obligation or responsibility whatsoever in respect to Advanced Protocols.
17.    Set-off
Upon the occurrence of an “Event of Default” as such term is defined in the PTC Agreement (in each case, at maturity, upon acceleration or otherwise) or the occurrence of an event that constitutes “Cause” in Section 23(b)(i)(ii), (iii), or (iv) below, (each, a “Setoff Event”), each Coinbase Entity may set off and net the amounts due from it or any other Coinbase Entity to Client and from Client to it or any other Coinbase Entity, so that a single payment (the “Net Payment”) shall be immediately due and payable by the Client or the Coinbase Entity to the other (subject to the other provisions hereof and of any agreement with a Coinbase Entity). If any amounts cannot be included within the Net Payment, such amounts shall be excluded but may still be netted against any other similarly excluded amounts. Upon the occurrence of a Setoff Event, each Coinbase Entity may also (a) liquidate, apply and set off any or all Client Assets (as such term is defined in the MTA) against any Net Payment, unpaid trade credits, or any other obligation owed by Client to any Coinbase Entity and (b) set off and net any Net Payment or any other obligation owed to the Client by any Coinbase Entity against (i) any or all collateral or margin posted by any Coinbase Entity to Client (or the U.S. dollar value thereof, determined by Coinbase in its sole discretion on the basis of a recent price at which the relevant Digital Asset was sold to customers on the Trading Platform); and (ii) any Net Payment, unpaid trade credits or any other obligation owed by Client to any Coinbase Entity (in each case, whether matured or unmatured, fixed or contingent, or liquidated or unliquidated). Client agrees that in the exercise of setoff rights or secured party remedies, the Coinbase Entities may value Client Digital Assets using the average price of the relevant Digital Asset on the three largest exchanges by volume in the United States at the time of valuation.
In taking any actions under this Section 17, the Coinbase Entities will take such actions, (i) first, with respect to the Trading Balance and, second (and only after exercising such rights with respect to the Trading Balance), with respect to the Vault Balance; (ii) the Coinbase Entities shall not have the right to exercise setoff rights with respect to any disputed amounts owed under Section 19 (which for the avoidance of doubt, such exclusion shall not include any unpaid trade credits); and (iii) the Coinbase Entities shall not have the right to exercise rights under this Section 17 to satisfy indemnity obligations, if any, of Client arising from legal fees.
18.    Disclaimer of Warranties
EXCEPT AS EXPRESSLY SET FORTH HEREIN, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PRIME BROKER SERVICES AND THE COINBASE WEBSITE ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS WITHOUT ANY WARRANTY OF ANY KIND, AND THE COINBASE ENTITIES HEREBY SPECIFICALLY DISCLAIM ALL WARRANTIES NOT SPECIFICALLY SET FORTH HEREIN WITH RESPECT TO THE PRIME BROKER SERVICES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES AND/OR CONDITIONS OF TITLE, MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, AND/OR NON-INFRINGEMENT. EXCEPT AS EXPRESSLY SET FORTH HEREIN THE COINBASE ENTITIES DO NOT WARRANT THAT THE PRIME BROKER SERVICES, INCLUDING ACCESS TO AND USE OF THE COINBASE WEBSITES, OR ANY OF THE CONTENT CONTAINED THEREIN, WILL BE CONTINUOUS, UNINTERRUPTED, TIMELY, COMPATIBLE WITH ANY SOFTWARE, SYSTEM OR OTHER SERVICES, SECURE, COMPLETE, FREE OF HARMFUL CODE OR ERROR-FREE.

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19.    Indemnification
19.1Client shall defend and indemnify and hold harmless each Coinbase Entity, its affiliates, and their respective officers, directors, agents, employees and representatives from and against any and all third party Claims and Losses arising out of or relating to Client’s breach of this Coinbase Prime Broker Agreement, Client’s violation of any law, rule or regulation, or rights of any third party, or Client’s negligence, fraud or willful misconduct, unless such Claims or Losses arise out of or relate to Coinbase’s negligence, fraud, or willful misconduct. This obligation will survive any termination of this Coinbase Prime Broker Agreement as it relates to the Claims and Losses arising during the term of the Coinbase Prime Broker Agreement or as it relates to activity during such term. Client shall not accept any settlement of any Claims or Losses if such settlement imposes any financial or non-financial liabilities, obligations or restrictions on, or requires an admission of guilt or wrong-doing from, any indemnified party pursuant to this Section 19, without such indemnified party’s prior written consent.
19.2Each Coinbase Entity shall defend and indemnify and hold harmless Client, its affiliates, and their respective officers, directors, agents, employees and representatives from and against any and all third party Claims and Losses to the extent arising out of or relating to such Coinbase Entity’s: (i) breach of such Coinbase Entity’s confidentiality, data protection and/or information security obligations, (ii) violation of any law, rule or regulation with respect to the provision of the Prime Broker Services; (iii) the full amount of any Client Assets lost due to the insolvency of or security event at a Connected Trading Venue; (iv) gross negligence, fraud, willful misconduct in connection with the provision of the Prime Broker Services, in accordance with the terms and conditions of this Coinbase Prime Broker Agreement; or (v) violates, misappropriates, or infringes upon any third party intellectual and/or industrial property rights, in each case for the foregoing, except to the extent such Claims or Losses arise out of or relate to Client’s negligence, fraud, willful misconduct or material breach of this Coinbase Prime Broker Agreement. This obligation will survive any termination of this Coinbase Prime Broker Agreement as it relates to the Claims and Losses arising during the term of the Coinbase Prime Broker Agreement or as it relates to activity during such term.
19.3No party providing indemnification pursuant to this Section 19 shall accept any settlement of any Claims or Losses if such settlement imposes any financial or non-financial liabilities, obligations or restrictions on, or requires an admission of guilt or wrong-doing from, any indemnified party pursuant to this Section 19, without such indemnified party’s prior written consent.
19.4For the purposes of this Coinbase Prime Broker Agreement:
(a)“Claim” means any action, suit, litigation, demand, charge, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other governmental, regulatory or administrative body or any arbitrator or arbitration panel; and
(b)“Losses” means any liabilities, damages, diminution in value, payments, obligations, losses, interest, costs and expenses, security or other remediation costs (including any regulatory investigation or third party subpoena costs, reasonable attorneys’ fees, court costs, expert witness fees, and other expenses relating to investigating or defending any Claim); fines, taxes, fees, restitution, or penalties imposed by any governmental, regulatory or administrative body, interest on and additions to tax with respect to, or resulting from, Taxes imposed on Client’s assets, cash, other property, or any income or gains derived therefrom; and judgments (at law or in equity) or awards of any nature.

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20.    Limitation of Liability
20.1Consequential Damages. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY HERETO SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR LOSSES OR DAMAGES (“CONSEQUENTIAL DAMAGES”), EVEN IF THE OTHER PARTY HAD BEEN ADVISED OF OR KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF.
20.2Specific Performance. TO THE EXTENT ANY OF THE COINBASE ENTITIES IS LIABLE FOR ANY CLAIMS OR LOSSES CLIENT INCURS IN CONNECTION WITH THE CUSTODIAL SERVICES OR WITH RESPECT TO ASSETS CREDITED TO OR THAT SHOULD BE CREDITED TO THE TRADING BALANCE, CLIENT AND EACH OF THE COINBASE ENTITIES AGREES THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT ANY PROVISION OF THIS COINBASE PRIME BROKER AGREEMENT WAS NOT PERFORMED IN ACCORDANCE WITH THE TERMS HEREOF AND THAT CLIENT SHALL BE ENTITLED TO SPECIFIC PERFORMANCE OF THE TERMS HEREOF, IN ADDITION TO ANY OTHER REMEDY AT LAW OR IN EQUITY.
“SPECIFIC PERFORMANCE” IS DEFINED AS THE OBLIGATION, IMMEDIATELY UPON NOTICE, TO: (A) FOR ANY ERROR OR FAILURE OF PERFORMANCE OR DELIVERY WITH RESPECT TO AN INSTRUCTION TO BUY DIGITAL ASSETS HEREUNDER, TO DELIVER TO CLIENT THE CORRECT QUANTITY OF DIGITAL ASSETS AS IF THERE HAD BEEN NO SUCH ERROR OR FAILURE OF PERFORMANCE OR DELIVERY; (B) FOR ANY ERROR OR FAILURE OF PERFORMANCE OR DELIVERY WITH RESPECT TO AN INSTRUCTION TO SELL DIGITAL ASSETS HEREUNDER, TO DELIVER TO CLIENT THE CORRECT QUANTITY OF CASH AS OF THE TIME AND DATE ON WHICH EXECUTION WAS INTENDED TO OCCUR IN ACCORDANCE WITH THE PROVISIONS HEREOF; AND (C) WITH RESPECT TO ANY FAILURE OF ITS OBLIGATION TO MAINTAIN DIGITAL ASSETS OR CASH IN OR FROM THE TRADING BALANCE OR THE VAULT BALANCE, TO DELIVER SUCH DIGITAL ASSETS OR CASH IN THE QUANTITY OR VALUE, RESPECTIVELY, AFFECTED BY SUCH FAILURE.
20.3Standard of Care. EXCEPT AS PROVIDED IN SECTION 20.2, IN NO EVENT SHALL ANY COINBASE ENTITY, ITS AFFILIATES, OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND REPRESENTATIVES HAVE ANY LIABILITY TO CLIENT OR ANY THIRD PARTY WITH RESPECT TO ANY BREACH OF ITS OBLIGATIONS HEREUNDER, EXPRESS, OR IMPLIED, WHICH DOES NOT RESULT FROM ITS NEGLIGENCE, , FRAUD, OR WILLFUL MISCONDUCT.
20.4Liability Caps. EXCEPT FOR THE: (I) EXCLUDED LIABILITIES; (II) FRAUD; OR (III) WILLFUL MISCONDUCT, IN NO EVENT SHALL ANY COINBASE ENTITY’S AGGREGATE LIABILITY WITH RESPECT TO ANY BREACH OF ITS OBLIGATIONS HEREUNDER EXCEED THE GREATER OF (A) THE VALUE OF THE SUPPORTED DIGITAL ASSETS INVOLVED IN THE TRANSACTION GIVING RISE TO SUCH LIABILITY AND (B) THE AGGREGATE AMOUNT OF FEES PAID BY CLIENT TO SUCH COINBASE ENTITY IN RESPECT OF THE PRIME BROKER SERVICES IN THE 12-MONTH PERIOD PRIOR TO THE EVENT GIVING RISE TO SUCH LIABILITY, AND SOLELY IN RESPECT OF CUSTODIAL SERVICES PROVIDED PURSUANT TO THE CUSTODY AGREEMENT, THE LIABILITY OF COINBASE CUSTODY SHALL NOT EXCEED THE GREATER OF (i) THE AGGREGATE AMOUNT OF FEES PAID BY CLIENT TO COINBASE CUSTODY IN RESPECT OF THE CUSTODIAL SERVICES IN THE 12-MONTH PERIOD PRIOR TO THE EVENT GIVING RISE TO SUCH LIABILITY; OR (ii) THE VALUE OF THE SUPPORTED DIGITAL ASSETS ON DEPOSIT IN CLIENT’S CUSTODIAL ACCOUNT(S) INVOLVED IN THE EVENT GIVING RISE TO SUCH LIABILITY AT THE TIME OF SUCH EVENT (THE VALUE OF WHICH SHALL BE CALCULATED AT THE AVERAGE UNITED STATES DOLLAR ASK PRICE, AT THE TIME OF SUCH EVENT, OF THE THREE (3) LARGEST U.S.-BASED EXCHANGES (BY TRAILING 30-DAY VOLUME) WHICH OFFER THE RELEVANT DIGITAL CURRENCY OR

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DIGITAL ASSET/USD TRADING PAIR, AS RELEVANT); PROVIDED, THAT IN NO EVENT SHALL COINBASE CUSTODY’S AGGREGATE LIABILITY IN RESPECT OF EACH COLD STORAGE ADDRESS EXCEED ONE HUNDRED MILLION US DOLLARS ($100,000,000.00 USD).
THE “EXCLUDED LIABILITIES” MEANS (X) WITH RESPECT TO CLIENT, (1) CLIENT’S DEFENSE AND INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING PURSUANT TO SECTION 19.1; (2) ANY OUTSTANDING COMMISSIONS OR FEES OWED BY CLIENT UNDER THIS AGREEMENT; (3) CLIENT’S BREACH OF SECTION 8.1 (PRIME BROKER SITE & CONTENT); AND (4) CLIENT’S BREACH OF SECTIOIN 5( REPRESNTATIONS AND WARRANTIES); AND (Y) WITH RESPECT TO THE COINBASE ENTITIES, ANY COINBASE ENTITIES’ DEFENSE AND INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING PURSUANT TO SECTION 19.2.
WITH RESPECT TO THE EXCLUDED LIABILITIES, COINBASE’S LIABILITY TO CLIENT FOR ANY LOSSES ARISING OUT OF OR IN CONNECTION WITH COINBASE’S DEFENSE AND INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT WILL BE LIMITED, IN THE AGGREGATE, TO AN AMOUNT EQUAL TO FIVE MILLION U.S. DOLLARS ($5,000,000.00 USD).
20.5No limitation for fraud or willful misconduct. FOR THE AVOIDANCE OF DOUBT, AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING IN THIS PRIME BROKER AGREEMENT OR ANY OF ITS EXHIBITS, ADDENDUMS, APPENDICES OR ANNEXES SHALL HAVE THE EFFECT OF LIMITING THE LIABLITY OF ANY PARTY HERETO FOR LOSSES ARISING FROM ITS FRAUD OR WILFUL MISCONDUCT.
20.6No Joint and Several Liability. NOTHING IN THIS COINBASE PBA SHALL BE DEEMED TO CREATE ANY JOINT OR SEVERAL LIABILITY AMONG ANY OF THE COINBASE ENTITIES.
21.    Privacy
The Coinbase Entities shall use and disclose Client’s and its Authorized Representatives’ non-public personal information in accordance with the Coinbase Privacy Policy, as set forth at https://www.coinbase.com/legal/privacy or a successor website, and as amended and updated from time to time.
22.    Arbitration
22.1Any Claim arising out of or relating to this Coinbase Prime Broker Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including any determination of the scope or applicability of the agreement to arbitrate as set forth in this Section 22, shall be determined by arbitration in the state of New York or another mutually agreeable location, before one neutral arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures, and the award of the arbitrator (the “Award”) shall be accompanied by a reasoned opinion. Judgment on the Award may be entered in any court having jurisdiction. This Coinbase Prime Broker Agreement shall not preclude the Parties from seeking provisional relief, including injunctive relief, in any court of competent jurisdiction. Seeking any such provisional relief shall not be deemed to be a waiver of such party’s right to compel arbitration. The Parties expressly waive their right to a jury trial to the extent permitted by applicable law.
22.2In any arbitration arising out of or related to this Coinbase Prime Broker Agreement, the arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys’ fees.
22.3The Parties acknowledge that this Coinbase Prime Broker Agreement evidences a transaction involving interstate commerce. Notwithstanding the provision herein with respect to applicable substantive law, any

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arbitration conducted pursuant to the terms of this Coinbase Prime Broker Agreement shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1-16).
23.    Term, Termination and Suspension
This Coinbase Prime Broker Agreement is effective as of the date written below and shall remain in effect until terminated by Coinbase or Client as follows:
(a)Coinbase may terminate this Coinbase Prime Broker Agreement in its entirety for any reason and without Cause by providing at least ninety (90) days’ prior written notice to Client and Client may terminate this Coinbase Prime Broker Agreement in in its entirety for any reason and without Cause by providing thirty (30) days prior written notice to Coinbase; provided however, Coinbase shall not restrict, suspend, or modify the Prime Broker Services following any termination without Cause by Coinbase or a termination by the Client until the end of any such notice period and neither party’s termination of this Coinbase Prime Broker Agreement shall be effective until Client and the Coinbase Entities have fully satisfied their obligations hereunder.
(b)Regardless of any other provision of this Coinbase Prime Broker Agreement, the Coinbase Entities may, in their sole discretion, suspend, restrict or terminate the Client’s Prime Broker Services, including by suspending, restricting or closing the Client’s Prime Broker Account and/or any associated Trading Account, Custodial Account or any credit (as applicable), for Cause, after giving effect to any notice period and cure period that may apply, at any time and without prior notice to the Client. Regardless of any other provision of this Coinbase Prime Broker Agreement, Client may, in its sole discretion, terminate this Agreement, for Coinbase Cause, at any time and with prior notice to Coinbase.
“Cause” shall mean: (i) Client breaches any provision of this Coinbase Prime Broker Agreement and such breach is not cured within one (1) business days after notice of such breach is given to Client in the case of a payment-related breach or in the case of a non-payment related breach is not cured within ten (10) business days after notice of such breach is given to Client; (ii) Client takes any action to dissolve or liquidate, in whole or part; (iii) Client becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iv) Client becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; (v) Coinbase becomes aware of any facts or circumstances with respect to the Client’s financial, legal, regulatory or reputational position which reasonably would materially adversely affect Client’s ability to comply with its obligations under this Coinbase Prime Broker Agreement, and such facts and circumstances cannot be cured within five (5) business days; (vi) termination is required pursuant to a facially valid subpoena, court order or binding order of a government authority; (vii) Client’s Prime Broker Account is subject to any pending litigation, investigation or government proceeding and/or Coinbase reasonably and in good faith perceives a heightened risk of legal regulatory non-compliance associated with Client’s use of Prime Broker Services;which Coinbase reasonably believes will materially affect Client’s performance of its obligations under this Prime Broker Agreement; (vii) Client fails to maintain the Majority Obligation, as defined herein, for a period of ninety (90) days; or (viii) Coinbase reasonably suspects Client of attempting to circumvent Coinbase’s controls or uses the Prime Broker Services in a manner Coinbase otherwise deems inappropriate or potentially harmful to itself or third parties.
“Coinbase Cause” shall mean: (i) any of the Coinbase Entities breaches any provision of this Coinbase Prime Broker Agreement and such breach is not cured within three (3) business days; (ii) any of the Coinbase Entities takes any action to dissolve or liquidate, in whole or part; (iii) any of the Coinbase Entities becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (iv) any of the Coinbase Entities becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy and in the case of any involuntary proceeding, such proceeding is not dismissed or restrained within thirty (30) days of its initiation; (v) Client

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becomes aware of any facts or circumstances with respect to any Coinbase Entity’s financial, legal, regulatory or reputational position which reasonably would materially adversely affect such Coinbase Entity’s ability to comply with its obligations under this Coinbase Prime Broker Agreement, and such facts and circumstances cannot be cured within ten (10) business days; (vi) any applicable law, rule or regulation or any change therein or in the interpretation or administration thereof has or may have a material adverse effect on Client or the rights of Client with respect to any services covered by this Coinbase Prime Broker Agreement; (vii) the failure of any Coinbase Entity to sell or withdraw or transfer Client BTC or ETH in accordance with Client’s Instructions within the time periods set forth in this Coinbase Prime Broker Agreement and such failure is not cured within two (2) Business Days following Client providing written notice to the relevant Coinbase Entity (“CB Return Cure”); provided, however, that (A) if, prior to the expiration of the CB Return Cure, Coinbase transfers cash to Client in an amount equal to the value of the BTC or ETH based on the Benchmark Valuation as of the time that the request to sell, transfer or withdraw was originally made by Client (the “BTC/ETH Cash Value”) such failure will be deemed cured, or (B) if such failure is due to a technology or security issue where, in the commercially reasonable opinion of Coinbase, returning the relevant Digital Assets would result in material risk to Client or Coinbase or may result in the relevant Digital Assets being lost or otherwise not successfully returned and Coinbase promptly notifies Client promptly upon Client’s notice of such failure, (1) Client may request that Coinbase still sell, withdraw or transfer the Digital Assets, but Coinbase will have no liability with respect to any such sell, withdrawal or transfer (unless Coinbase or any of the Coinbase Entities act with negligence unrelated to such technology or security issue) and any failure to withdraw or transfer shall not result in a Coinbase Termination Event if Client does not receive the withdrawn or transferred Digital Assets or the proceeds of any such sale due to such technology or security issue, or (2) if Client does not elect to have Coinbase still make the sale, withdrawal or transfer, a Coinbase Termination Event shall not occur while the relevant security or technology event is occurring and continuing, or (viii) the failure of any Coinbase Entity to withdraw or transfer cash to Client in accordance with Client’s Instructions within the time periods set forth in this Coinbase Prime Broker Agreement and such failure is not cured within two (2) Business Days following Client providing written notice to the relevant Coinbase Entity,
“Benchmark Valuation” means the value of Digital Assets will be determined by reference to the CME CF Bitcoin Reference Rate New York (BRRNY) or CME CF Ether Dollar Reference Rate New York (ETHUSD_NY), published by CME Group at 4 pm Eastern Time on the day the notice is delivered.
(c)Client acknowledges that the Coinbase Entities’ decision to take certain actions, including suspending, restricting or terminating Client’s Prime Broker Account or Prime Broker Services, may be based on confidential criteria that are essential to Coinbase’s risk management and security practices and agrees that the Coinbase Entities are under no obligation to disclose the details of its risk management and security practices to Client.
(d)In the event that Client terminates this Prime Broker Services Agreement in accordance with the terms herein, Coinbase shall use reasonable efforts to assist Client to transfer any Digital Assets, Fiat Currency or funds associated with the Digital Assets Wallet(s) or Fiat Wallet(s) as applicable to another provider within ninety (90) days of receipt of Client’s termination notice.
24.    Severability
If any provision or condition of this Coinbase Prime Broker Agreement shall be held invalid or unenforceable, the remainder of this Coinbase Prime Broker Agreement shall continue in full force and effect.
25.    Waiver
Any waivers of rights by the Coinbase Entities or Client under this Coinbase Prime Broker Agreement must be in writing and signed by Coinbase on behalf of the relevant Coinbase Entities or Client, as applicable. A waiver will apply only to the particular circumstance giving rise to the waiver and will not be considered a continuing waiver in other similar circumstances. The Coinbase Entities’ or Client’s failure to insist on strict compliance with this

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Coinbase Prime Broker Agreement or any other course of conduct by the Coinbase Entities or Client shall not be considered a waiver of their rights under this Coinbase Prime Broker Agreement.
26.    Survival
All provisions of this Coinbase Prime Broker Agreement which by their nature extend beyond the expiration or termination of this Coinbase Prime Broker Agreement shall survive the termination or expiration of this Coinbase Prime Broker Agreement.
27.    Governing Law
This Coinbase Prime Broker Agreement, Client’s Prime Broker Account, and the Prime Broker Services will be governed by and construed in accordance with the laws of the State of New York, excluding its conflicts of laws principles, except to the extent such state law is preempted by federal law.
28.    Force Majeure
Neither any Coinbase Entity nor the Client shall be liable to the other for delays, suspension of operations, whether temporary or permanent, failure in performance of this Coinbase Prime Broker Agreement, or interruption of service in each case to the extent it is directly due to a cause or condition beyond the reasonable control of the Party whose performance hereunder is affected by it, including, to the extent beyond its reasonable control, any act of God; embargo; natural disaster; act of civil or military authorities; act of terrorists; hacking (provided that any affected Coinbase Entity has taken reasonable precautions and acts in a manner consistent with its applicable policies and procedures with respect to hacking risks and in doing so is not negligent); government prohibitions; government restrictions; any ruling by any Connected Trading Venue, exchange or market; market volatility or disruptions in order trading on any Connected Trading Venue, exchange or market; civil disturbance; war; strike or other labor dispute; fire; severe weather; interruption in telecommunications, Internet services, or network provider services; unavailability of Fedwire, SWIFT or banks’ payment processes; outbreaks of infectious disease or any other public health crises, including quarantine or other required employee restrictions; acts or omissions of any Connected Trading Venue or any other catastrophe or material event which is beyond the reasonable control of the Party affected by it. For the avoidance of doubt, a cybersecurity attack, hack or other intrusion by a third party or by someone associated with the Coinbase Entities is not a circumstance that is beyond the Coinbase Entities’ reasonable control, to the extent directly caused by Coinbase Entities’ failure to comply with its obligations under this Coinbase Prime Broker Agreement. This Section 28 shall only apply for so long as such delay or prevention is occurring; provided further, that should such delay or prevention remain ongoing for fifteen (15) days, Client may request withdrawal of the USD equivalent of any assets then held in a Digital Asset Wallet or Fiat Wallet so long as such delay or suspension does not affect the transfer or settlement of USD.
29.    Entire Agreement; Headings
This Coinbase Prime Broker Agreement, together with all exhibits, addenda and supplements attached hereto or referenced herein, comprise the entire understanding between Client and the Coinbase Entities as to the Prime Broker Services and supersedes all prior discussions, agreements and understandings, including any previous version of this Coinbase Prime Broker Agreement, and the Custodial Services Agreement between Client and any Coinbase Entity, including all exhibits, addenda, policies, and supplements attached thereto or referenced therein. Section headings in this Coinbase Prime Broker Agreement are for convenience only and shall not govern the meaning or interpretation of any provision of this Coinbase Prime Broker Agreement.
30.    Amendments
Any amendment to this Coinbase Prime Broker Agreement must be in writing and signed by a duly authorized representative of each party.

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31.    Assignment
Any assignment of Client’s rights and/or licenses granted under this Coinbase Prime Broker Agreement without obtaining the prior written consent, which shall not be unreasonably withheld, of Coinbase shall be null and void. Coinbase reserves the right to assign its rights under this Coinbase Prime Broker Agreement to any of the Coinbase Entities or their affiliates or subsidiaries, or to any successor in interest of any business associated with the Prime Broker Services (such affiliate, subsidiary or successor , an “Assignee”), provided that Coinbase shall notify Client at least thirty (30) days’ prior to such assignment; provided further, that any such Assignee has the operational capacity and all necessary legal and/or regulatory approvals, licenses and permissions to provide the Prime Broker Services to Client, and that the security measures utilized by such Assignee shall be equivalent to those employed by Coinbase. Subject to the foregoing, this Coinbase Prime Broker Agreement will bind and inure to the benefit of the Parties, their successors and permitted assigns.
32.    Electronic Delivery of Communications
Client agrees and consents to receive electronically all communications, agreements, documents, notices and disclosures (collectively, “Communications”) that the Coinbase Entities provide in connection with Client’s Prime Broker Account and Client’s use of Prime Broker Services. Communications include:
(a) terms of use and policies Client agrees to, including updates to policies, (b) Prime Broker Account details, including transaction receipts, confirmations, records of deposits, withdrawals or transaction information, (c) legal, regulatory and tax disclosures or statements the Coinbase Entities may be required to make available to Client and (d) responses to claims or customer support inquiries filed in connection with Client’s Prime Broker Account.
Coinbase will provide these Communications to Client by posting them on the Prime Broker Site, emailing them to Client at the primary email address on file with Coinbase, communicating to Client via instant chat, and/or through other means of electronic communication. The Client agrees that electronically delivered Communications may be accepted and agreed to by Client through the Prime Broker Services interface. Furthermore, the Parties consent to the use of electronic signatures in connection with Client’s use of the Prime Broker Services.
33.    Notice and Contacts
33.1All notices required or permitted to be given hereunder shall be in writing delivered to the Party at its address specified below via an overnight mailing company of national reputation. Any Party that changes its notice address must notify the other Party promptly of such change.
If to any Coinbase Entity:
[REDACTED]
If to Client, [REDACTED].
33.2In the event of any market operations, connectivity, or erroneous trade issues that require immediate attention including any unauthorized access to Client’s Prime Broker Account, please contact:
To Coinbase: sup p ort@coinbase.com.
To Client: legalnotices@vaneck.com
It is solely Client’s responsibility to provide Coinbase with a true, accurate and complete contact information including any e-mail address, and to keep such information up to date. Client understands and agrees that if Coinbase sends Client an electronic Communication but Client does not receive it because Client’s primary email address on file is incorrect, out of date, blocked by Client’s service provider, or Client is otherwise unable to receive electronic Communications, Coinbase will be deemed to have

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provided the Communication to Client. Client may update Client’s information via Client’s Prime Broker Account and visiting settings or by providing a notice to Coinbase as prescribed above.
33.3To see more information about our regulators, licenses, and contact information for feedback, questions or complaints, please visit https://www.coinbase.com/legal/licenses.
34.    Multiple Clients
Notwithstanding any inconsistent or contrary provision in this Coinbase Prime Broker Agreement, under no circumstance shall the rights, obligations, or remedies with respect to a particular Client constitute a right, obligation or remedy applicable to any other Client. In particular, and without otherwise limiting the scope of this Section 34: (i) any Cause event under Section 23 or any breach regarding one Client shall not create any right, obligation or remedy with respect to any other Client, (ii) any Coinbase Entity’s remedies under this Coinbase Prime Broker Agreement upon the occurrence of a Cause event shall be determined as if each Client had entered into a separate Coinbase Prime Broker Agreement with such Coinbase Entity, (iii) the Coinbase Entities shall have no right to set off claims of a particular Client against claims of any other Client, (iv) the business and contractual relationships created hereby, the consideration for entering into this Coinbase Prime Broker Agreement, each transaction hereunder and the consequences of such relationship, consideration and transaction relate solely to the particular Client to which the particular relationship, consideration or transaction applied and are separate and apart from any relationship, consideration or transaction between the Coinbase Entities and any other Client, (v) no Client shall have any liability under this Coinbase Prime Broker Agreement for the obligations of any other Client and (vi) any other provisions of this Coinbase Prime Broker Agreement shall be interpreted solely on the basis of this Coinbase Prime Broker Agreement as a separate agreement between the Coinbase Entities and each separate individual Client and shall be fulfilled solely by the performance of the individual Client that is a party to any transaction.
Coinbase and any individual Agent may agree, from time to time and at any time, to amend in writing and/or add to or remove from Schedule I any Client on behalf of which such Agent is acting without the consent of any other Client or Agent.
35.    Counterparts
This Coinbase Prime Broker Agreement may be executed in one or more counterparts, including by facsimile or email of .pdf signatures or DocuSign (or similar electronic signature software), each of which shall be deemed to be an original document, but all such separate counterparts shall constitute only one and the same Coinbase Prime Broker Agreement.
[Signatures on following page]

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IN WITNESS WHEREOF, the Parties have caused this Coinbase Prime Broker Agreement, including the Custody Agreement and MTA, to be duly executed and delivered as of the date below.
COINBASE, INC. for itself and as agent for the Coinbase Entities
By: /s/ Amy Sursock
Name: Amy Sursock
Title: Authorized Signatory
Date: June 20, 2024
COINBASE CUSTODY TRUST COMPANY, LLC, for itself
By: /s/ Amy Sursock
Name: Amy Sursock
Title: Authorized Signatory
Date: June 20, 2024

VANECK BITCOIN TRUST, as a Client, by Agent, acting on behalf of Client and solely in its capacity as Agent
By: /s/ Matthew Babinsky
Name: Matthew Babinsky
Title: Assistant Vice President of Agent
Date: June 19, 2024
VANECK ETHEREUM TRUST, as a Client, by Agent, acting on behalf of Client and solely in its capacity as Agent
By: /s/ Matthew Babinsky
Name: Matthew Babinsky
Title: Assistant Vice President of Agent
Date: June 19, 2024

SCHEDULE I

CLIENT	AGENT
VANECK BITCOIN TRUST	VanEck Digital Assets, LLC
VANECK ETHEREUM TRUST	VanEck Digital Assets, LLC

EXHIBIT A
to the Coinbase Prime Broker Agreement
COINBASE CUSTODY CUSTODIAL SERVICES AGREEMENT
This Custody Agreement is entered into between each Client set forth in Schedule I to the Coinbase Prime Broker Agreement and Coinbase Custody and forms a part of the Coinbase Prime Broker Agreement between the Client and the Coinbase Entities. Capitalized terms used in this Custody Agreement that are not defined herein shall have the meanings assigned to them in the other parts of the Coinbase Prime Broker Agreement.
Except as specifically stated, each Client entering into this Custody Agreement will be obligating itself only with respect to itself, and not with respect to any other entity including, without limitation, any other entity managed or advised by Agent. References to a “Party” herein refer to either the Coinbase Entities or the applicable Client, and references to the “Parties” herein refer to both the Coinbase Entities and the applicable Client.
1.    Custodial Services.
Coinbase Custody shall provide Client with a segregated custody account controlled and secured by Coinbase Custody (“Custodial Account”) to store certain Digital Assets supported by Coinbase Custody, on Client’s behalf (“Custodial Services”). Coinbase Custody is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act of 1940, as amended, and is licensed to custody Client’s Digital Assets in trust on Client’s behalf. Digital Assets in Client’s Custodial Account shall (i) be segregated from the assets held by Coinbase Custody as principal and the assets of other customers of Coinbase Custody, (ii) not be treated as general assets of Coinbase Custody, and except as otherwise provided herein, Coinbase Custody shall have no right, title or interest in such Digital Assets, (iii) constitute custodial assets that remain Client’s property In addition, Coinbase Custody shall maintain adequate capital and reserves to the extent required by applicable law and shall not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate or otherwise encumber any Digital Assets in the Custodial Account unless otherwise agreed between the parties.
2.    Custodial Account.
2.1In General. The Custodial Services shall permit the Client (i) to hold its Vault Balance in its Custodial Account and transfer Digital Assets to and from its Trading Balance, (ii) to deposit supported Digital Assets from a public blockchain address controlled by Client into its Custodial Account, (iii) withdraw supported Digital Assets from its Custodial Account to a public blockchain address controlled by Client and (iv) certain additional services as may be agreed to between the Client and Coinbase Custody from time to time. Each such deposit or withdrawal shall be referred to as a “Custody Transaction” and shall conform to Instructions provided by Client through the Coinbase Prime Broker Site. Client shall only withdraw or deposit Digital Assets to public blockchain addresses and accounts owned by Client or an address for which Client has conducted the necessary Know Your Customer (“KYC”) and anti-money laundering (“AML”) due diligence. Digital Assets shall be held in Client’s Custodial Account in accordance with the terms of this Custody Agreement and shall not be commingled with other clients’ Digital Assets. Coinbase Custody reserves the right to refuse to process or to cancel any pending Custody Transaction (i) as required by applicable law or in response to a subpoena, court order or other binding government order, or (ii) to enforce transaction, threshold, or condition limits and apply any restrictions on such Custody Transactions, in each case acting reasonably and in good faith, and as communicated to Client as soon as reasonably practicable where Coinbase Custody is permitted to do so, or (iii) if Coinbase Custody reasonably believes that the Custody Transaction may violate or facilitate the violation of an applicable law, regulation or rule of a governmental authority or self-regulatory organization.
2.2Digital Asset Deposits and Withdrawals. Coinbase Custody will process supported Digital Asset Custody Transactions according to the Instruction received from Client or Client’s Authorized Representatives, and Coinbase Custody does not guarantee the identity of any user, receiver, requestee or other party. Client must verify the accuracy of all deposit and withdrawal information prior to submitting Instructions to Coinbase Custody regarding a Custody Transaction. Subject to Section 20, Coinbase Custody shall have no

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liability, obligation, or responsibility for Client Digital Asset transfers sent to or conducted in reliance on Instructions received from or sent or received in accordance with inaccurate Instructions from Client or Client’s Authorized Representatives. Coinbase Custody reserves the right to charge network fees (including miner fees) to process a Custody Transaction on Client’s behalf. Coinbase Custody will calculate the network fee, if any, in its sole and absolute discretion, although Coinbase Custody will always notify Client of the network fee at or before the time Client authorizes the Custody Transaction. Coinbase Custody reserves the right to delay any Custody Transaction if it reasonably and in good faith perceives a risk of fraud or illegal activity.
2.3Digital Asset Storage and Transmission Delays. Coinbase Custody requires up to twenty-four (24) hours between any request to withdraw Digital Assets from Client’s Custodial Account and submission of Client’s withdrawal to the applicable Digital Asset network. Since Coinbase Custody securely stores all Digital Asset private keys in offline storage, it may be necessary to retrieve certain information from offline storage in order to facilitate a withdrawal in accordance with Client’s Instructions, which may delay the initiation or crediting of such withdrawal from the Client’s Custodial Account. Client acknowledges and agrees that Digital Assets shall not be deposited or withdrawn upon less than twenty-four (24) hours’ notice initiated from Client’s Custodial Account. The time of such request shall be the time such notice is transmitted from Client’s Custodial Account. In the context of the foregoing and during such twenty-four (24) hours’ notice period, Coinbase Custody makes no representations or warranties with respect to the availability and/or accessibility of (1) the Digital Assets, (2) a Custody Transaction, (3) the Custodial Account, or (4) the Custodial Services. While Coinbase Custody will make reasonable efforts to process Client initiated deposits in a timely manner, Coinbase Custody makes no representations or warranties regarding the amount of time needed to complete processing of deposits as such processing is dependent upon many factors outside of Coinbase Custody’s control.
2.4Supported Digital Assets. The Custodial Services are available only in connection with those Digital Assets that Coinbase Custody, in its sole discretion, decides to support, which may change from time to time. Prior to initiating a deposit of Digital Asset to Coinbase Custody, Client must confirm that Coinbase Custody offers Custodial Services for that specific Digital Asset. By initiating a deposit of any Digital Asset to a Custodial Account, Client attests that Client has confirmed that the Digital Asset being transferred is a supported Digital Asset offered by Coinbase Custody. Under no circumstances should Client attempt to use the Custodial Services to deposit or store Digital Assets in any forms that are not supported by Coinbase Custody. Depositing or attempting to deposit Digital Assets that are not supported by Coinbase Custody may result in such Digital Asset being irretrievable by Client and Coinbase Custody. Client shall be fully responsible and liable, and Coinbase Custody shall have no liability, obligation, or responsibility whatsoever, regarding any unsupported Digital Asset sent or attempted to be sent to it, or regarding any attempt to use the Custodial Services for Digital Assets that Coinbase Custody does not support. Digital Assets supported by Coinbase Custody shall be listed on the Coinbase Prime Broker Site. Coinbase Custody recommends that Client deposit a small amount of supported Digital Asset as a test prior to initiating a deposit of a significant amount of supported Digital Asset. Coinbase Custody shall provide Client with thirty (30)) days’ written notice before ceasing to support a Digital Asset, unless Coinbase Custody is required to cease such support by court order, statute, law, rule (including a self-regulatory organization rule), regulation, code, or other similar requirement, in which case written notice shall be provided as soon as reasonably practicable thereafter, provided such notification is not prohibited under law, a government order or similar binding legal or regulatory order. Subject to Section 16.1 of the General Terms and Section 7 of the MTA, the Custodial Services are available only in connection with those Digital Assets that Coinbase Custody, in its sole discretion, decides to support.
2.5Use of the Custodial Services. Client acknowledges and agrees that Coinbase Custody may monitor use of the Custodial Account and the Custodial Services and the resulting information may be utilized, reviewed, retained and or disclosed by Coinbase Custody for its internal purposes in accordance with this Coinbase Prime Broker Agreement or in accordance with the rules of any applicable legal, regulatory or self-regulatory organization or as otherwise may be required to comply with relevant law, sanctions programs, legal process or government request.

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2.6Independent Verification. If Client is subject to Rule 206(4)-2 under the Investment Advisers Act of 1940, Coinbase Custody shall, upon written request, provide Client’s authorized independent public accountant confirmation of or access to information sufficient to confirm (i) Client’s Digital Assets as of the date of an examination conducted pursuant to Rule 206(4)-2(a)(4), and (ii) Client’s Digital Assets are held either in a separate account under Client’s name or in accounts under Client’s name as agent or trustee for Client’s clients.
2.7Third Party Payments. The Custodial Services are not intended to facilitate third party payments of any kind. Except as specified herein, Coinbase Custody has no control over, or liability for, the delivery, quality, safety, legality or any other aspect of any goods or services that Client may purchase or sell to or from a third party (including other users of Custodial Services) involving Digital Assets that Client intends to store, or have stored, in Client’s Custodial Account.
2.8Termination, and Cancellation. If Coinbase elects to terminate the Client’s Custodial Account or use of the agreement, Section 23 of the General Terms shall govern any suspension, restriction, termination or modification of the Custody Agreement and the Custodial Services, provided that Client will be permitted to withdraw Digital Assets associated with Client’s Custodial Account for a period of up to ninety (90) days following the date of deactivation or cancellation to the extent not prohibited (i) under applicable law, including applicable sanctions programs, or (ii) by a facially valid subpoena, court order, or binding order of a government authority.
3.    Coinbase Custody Obligations
3.1Bookkeeping. Coinbase Custody shall keep timely and accurate records as to the deposit, disbursement, investment and reinvestment of the Digital Assets, as required by applicable law and in accordance with Coinbase Custody’s internal document retention policies.
3.2Insurance. Coinbase Custody shall obtain and maintain, at its sole expense, insurance coverage in such types and amounts as shall be commercially reasonable for the Custodial Services provided hereunder.
3.3Additional Matters.
In addition to any additional service providers that may be described in an addendum or attachment hereto, Client acknowledges and agrees that the Custodial Services may be provided from time to time by, through or with the assistance of affiliates of, or vendors to, Coinbase Custody..
[Remainder of page intentionally left blank]

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EXHIBIT B
to the Coinbase Prime Broker Agreement
COINBASE MASTER TRADING AGREEMENT
Client should carefully consider whether trading or holding Digital Assets is suitable for its purpose, including in relation to Client’s knowledge of Digital Assets and Digital Asset markets and Client’s financial condition. All investments involve risk, and the past performance of a financial product does not guarantee future results or returns.
This Master Trading Agreement (“MTA”) sets forth the terms and conditions for Client to trade Digital Assets through the Coinbase prime broker execution platform (“Trading Platform”) and forms a part of the Coinbase Prime Broker Agreement between Client and the Coinbase Entities. Pursuant to this MTA, Coinbase shall open a Trading Account for the Client on the Trading Platform consisting of linked accounts at Coinbase and Coinbase Custody, each accessible via the Trading Platform (“Trading Account”). The Trading Platform shall provide Client with access to trade execution and automated trade routing services and Coinbase Execution Services (as defined below) to enable Client to submit orders (“Orders”) to purchase and sell specified Digital Assets in accordance with this MTA and the Coinbase Trading Rules set forth at https://www.coinbase.com/legal/trading_rules or a successor website (as amended and updated from time to time, the “Coinbase Trading Rules”) (such services, the “Trading Services”). Capitalized terms used in this MTA that are not defined herein shall have the meanings assigned to them in the other parts of the Coinbase Prime Broker Agreement.
1.    Order Routing and Connected Trading Venue
1.1The Trading Platform operates a trade execution service through which Client may submit Orders to purchase or sell Digital Assets. After Client submits an Order, the Trading Platform will route the Order (or a portion of the Order) to one of the trading venues to which the Trading Platform has established connections (each such venue, a “Connected Trading Venue”). Each Order will be sent, processed and settled at each Connected Trading Venue to which it is routed. Once an Order to purchase Digital Assets has been placed, the associated Client Assets (as defined below) used to fund the Order will be placed on hold and will generally not be eligible for other use or withdrawal.
1.2With each Connected Trading Venue, Coinbase shall establish an account in its name, or in its name for the benefit of clients, to trade on behalf of its clients, and the establishment of a Trading Account will not cause Client to have a direct legal relationship, or account with, any Connected Trading Venue. The Trading Platform will not intentionally match the buy and sell orders of its clients against each other and will not intentionally settle Orders against or otherwise trade with Coinbase’s principal funds. Client acknowledges that Coinbase and its other clients may trade in their own interests on the Connected Trading Venues and could, therefore, be the counterparty to a Client Order on a Connected Trading Venue.
1.3Client acknowledges that Coinbase has sole discretion to determine the Connected Trading Venues with which it will establish connections. provided that (i) Coinbase will use reasonable care in the selection of new Connected Trading Venues and Coinbase conducts commercially reasonable diligence prior to establishing connections to a new Connected Trading Venue. Coinbase will direct Orders to the Connected Trading Venues on an automated basis and generally will not manually route orders. In designing algorithms that determine an Order’s routing logic, Coinbase may consider the following factors relating to the Order and the Connected Trading Venues, including the speed of execution, whether the venue is able to consummate off-chain transactions, the availability of efficient and reliable systems, the level of service provided, and the cost of executing orders. For the avoidance of doubt, all trades and orders received by Coinbase from Client shall be subject to the terms herein, including without limitation Section 2 of the General Terms. Coinbase may receive cash payments or other financial incentives (such as reciprocal business arrangements) from Connected Trading Venues.
1.4Subject to Section 1.1 and Section 1.3 above, and Section 2 of the General Terms, Coinbase makes no representation or warranty of any kind regarding any Connected Trading Venue, including as to its

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financial condition, data, security or quality of its execution services, and Coinbase shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any Connected Trading Venue. Digital Assets may trade at different prices on different trading venues, and other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute Client’s Order.
1.5Coinbase acts in an agency capacity for purposes of certain Orders, and may also act in a principal capacity for certain other Orders, as specified in the Coinbase Trading Rules. In the Request For Quotation (“RFQ”) service Coinbase may act as principal to fill Orders by providing indicative firm pricing in accordance with a variety of market factors, at its sole discretion. Each Client should independently evaluate whether such services are appropriate given its own investing profile and sophistication, among other considerations.
1.6Coinbase represents and warrants that any Digital Asset transferred by it to Client in satisfaction of an Order or otherwise shall be free and clear of any liens, claims and encumbrances of which it has actual knowledge.
2.    Client Trading Balance and Vault Balance
2.1For purposes of this MTA, Client’s Digital Assets are referred to as “Client Digital Assets” Client’s cash is referred to as “Client Cash,” and Client Digital Assets and Client Cash are together referred to as “Client Assets.”
2.2Within the Trading Platform, Coinbase provides access to two types of accounts with balances relating to Client Assets: (1) the “Trading Balance” (as described below in Section 2.3), and (2) the “Vault Balance” (as described below in Section 2.5). The Trading Account provides a record of both the Trading Balance and the Vault Balance. Client determines the allocation of its Client Digital Assets between the Trading Balance and the Vault Balance. Maintenance of the Vault Balance shall be subject to the terms of the Custody Agreement; provided, however, Client’s Trading Balance is separate from any Digital Assets Client maintains directly with Coinbase Custody.
2.3Client Digital Assets credited to the Trading Balance are immediately available to Client for purposes of submitting an Order. Coinbase holds Digital Assets credited to the Trading Balance in one of three ways: (i) in omnibus hot wallets (each, an “Omnibus Hot Wallet”); (ii) in omnibus cold wallets (each, an “Omnibus Cold Wallet”); and (iii) in Coinbase’s accounts with the Connected Trading Venues (“Coinbase Connected Trading Venue Digital Asset Balance”) . Client agrees that Coinbase has sole discretion in determining the allocation of Digital Assets credited to the Trading Balance. Because Digital Assets credited to the Trading Balance are held on an omnibus basis and because of the nature of certain Digital Assets, Client does not have an identifiable claim to any particular Digital Asset. Instead, Client’s Trading Balance represents an entitlement to a pro rata share of the Digital Assets Coinbase has allocated to the Omnibus Hot Wallets, Omnibus Cold Wallets and Coinbase Connected Trading Venue Digital Asset Balance. For the avoidance of doubt, the foregoing does not negate any requirement applicable to a Coinbase Entity to hold and maintain Client Assets in an amount and of a type as indicated in its internal ledgers referenced in Section 7 of the General Terms and Section 2.6 hereto as required by the NYDFS BitLicense. Coinbase agrees that in the event of a bankruptcy or insolvency event affecting a Connected Trading Venue, or otherwise, it shall make available for withdrawal by Client, in accordance with the time period set forth in Section 4.3 below, the full amount of Digital Assets credited to the Trading Balance. Coinbase relies on the Connected Trading Venues for the Coinbase Connected Trading Venue Digital Asset Balance, and Client has no contractual relationship with the Connected Trading Venues with respect to Digital Assets credited to the Trading Balance.
2.4Client may maintain Client Cash in the Trading Balance but not in the Vault Balance. Coinbase holds Client Cash credited to the Trading Balance in one of three ways: (i) in one or more omnibus accounts in Coinbase’s name for the benefit of customers at one or more U.S. insured depository institutions, provided that 30 days’ prior notification is provided to Client in accordance with the notice provisions hereof before

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any Client Cash is held in a new such depository institution (each, an “FBO account”); (ii) with respect to USD, liquid investments, consisting of U.S. treasuries and money market funds rated “AAA” by S&P (or the equivalent from any eligible rating service), in accordance with state money transmitter laws and (iii) in Coinbase’s omnibus accounts at Connected Trading Venues. Coinbase will maintain in the foregoing manner the full aggregate amount of all Client Cash. Coinbase will maintain the full aggregate amount of cash consistently for all Clients, ledgered accurately and appropriately for each Client, and handle this cash in accordance with Coinbase’s permissible investment requirements under Coinbase’s state money transmission license. Coinbase will make available for withdrawal by Client, or the prompt repayment to Client upon request, of the full amount of Client Cash held for the benefit of Client at an FBO account or in accordance with the terms of the Coinbase Prime Broker Agreement. Coinbase will title the FBO accounts it maintains with U.S. depository institutions and maintain records of Client’s interest in a manner designed to enable receipt of Federal Deposit Insurance Corporation (“FDIC”) deposit insurance, where applicable and up to the deposit insurance limits applicable under FDIC regulations and guidance, on Client Cash for the Client’s benefit on a pass-through basis. Coinbase does not guarantee that pass-through FDIC deposit insurance will apply to Client Cash, since such insurance is dependent in part on compliance of the depository institutions. Coinbase may also title its accounts at some or all Connected Trading Venues and maintain records of Client interests in those accounts in a manner consistent with FDIC requirements for pass-through deposit insurance, but availability of pass-through deposit insurance, up to the deposit insurance limits applicable under FDIC regulations and guidance, is also dependent on the actions of the Connected Trading Venues and any depository institutions they use, which may not be structured to provide pass-through deposit insurance. FDIC insurance applies to cash deposits at banks and other insured depository institutions in the event of a failure of that institution, and does not apply to any Coinbase Entity or to any Digital Asset held by a Coinbase Entity on Client’s behalf. Client Cash is immediately available to Client for purposes of submitting an Order, unless a restriction or a compliance restriction. Coinbase will inform Client as soon as is reasonably practicable of any new arrangements for the holding of cash that provides for additional customer protections (including new depositary institutions)..
2.5At Client’s election, all or a portion of Client Digital Assets may also be allocated to the Vault Balance which is held in a Custodial Account in Client’s name at Coinbase Custody pursuant to the Custody Agreement. A transfer of Digital Assets in the Vault Balance to Client’s Trading Balance will be subject to Coinbase Custody’s standard cold storage withdrawal procedures. Client hereby appoints Coinbase as Client’s agent for purposes of instructing Coinbase Custody to transfer Client Digital Assets between Client’s Vault Balance and Client’s Trading Balance. Client agrees that an Instruction to Coinbase to settle an Order to or from Client’s Vault Balance constitutes authorization to Coinbase to transfer Client Digital Assets to or from Client’s Vault Balance as necessary or appropriate to consummate such settlement.
2.6In all circumstances and consistent with laws and regulations applicable to Coinbase, Coinbase will keep an internal ledger that specifies the Client Assets credited to Client’s Trading Balance and enables Coinbase and its auditors and regulators to identify Client and the Client Assets.
2.7Coinbase treats all Client Assets as custodial assets held for the benefit of Client. No Client Assets credited to the Trading Balance shall be considered to be the property of, or loaned to, Coinbase, except as provided in any loan agreement between Client and any Coinbase Entity. Neither Coinbase nor any Coinbase Entity will sell, transfer, loan, rehypothecate or otherwise alienate Client’s Assets credited to Client’s Trading Balance unless instructed by Client pursuant to an agreement between Client and a Coinbase Entity.
3.    Role of Coinbase Custody
3.1To facilitate the Trading Services, Coinbase may at its sole discretion maintain portions of the Omnibus Hot Wallet and the Omnibus Cold Wallet in one or more custodial FBO accounts with its affiliate, Coinbase Custody. In such circumstances, although the Omnibus Hot Wallet and the Omnibus Cold Wallet are held in Coinbase’s FBO accounts with Coinbase Custody, Client’s legal relationship for purposes of Digital Assets held in the Omnibus Hot Wallet and the Omnibus Cold Wallet will not be, directly or

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indirectly, with Coinbase Custody and the terms, conditions and agreements relating to those wallets are to be governed by this MTA.
3.2Client Digital Assets held in the Vault Balance are maintained directly between Client and Coinbase Custody in Client’s name and are subject to the terms of the Client’s Custody Agreement.
4.    Cash and Digital Asset Deposits and Withdrawals
4.14.1    To deposit Client Cash, Client must initiate a transfer from a linked bank account, a wire transfer, a SWIFT transfer, deposit, or other form of electronic payment approved by Coinbase from time to time to Coinbase’s bank account, the instructions for which are available on the Coinbase Prime Broker Site. Coinbase will credit the Trading Balance with Client Cash promptly upon receipt of such Client Cash.
4.24.2    To withdraw Client Cash, Client may initiate a withdrawal of Client Cash from the Trading Balance at any time using the withdrawal function on the Trading Platform.
4.34.3    To deposit Client Digital Assets, Client may transfer Client Digital Assets directly to the Omnibus Hot Wallet or Omnibus Cold Wallet, the instructions for which are available on the Coinbase Prime Broker Site. When Client transfers Digital Assets to Coinbase or Coinbase Custody, it delivers custody and control of the Digital Assets to Coinbase, or Coinbase Custody, as applicable, to be held on Client’s behalf in accordance with the terms hereof. Client represents and warrants that any Digital Asset so transferred shall be free and clear of all liens, claims and encumbrances of which it has actual knowledge and other than any lien, claim or encumbrance arising under the Coinbase Prime Broker Agreement.
4.44.4    To withdraw Client Digital Assets, Client must provide applicable Instructions via the Coinbase Prime Broker Site (“Withdrawal Transfer”). Once Client has initiated a Withdrawal Transfer, the associated Client Digital Assets will be in a pending state and will not be included in the Client’s Trading Balance or Vault Balance. Client acknowledges that Coinbase may not be able to reverse a Withdrawal Transfer once initiated. Client may withdraw Client Digital Assets at any time, subject to delays for Digital Assets held in Vault Balance, and any applicable account restrictions in the circumstances described in the Coinbase Prime Broker Agreement.
4.54.5    Client must verify all transaction information prior to submitting withdrawal Instructions to Coinbase, as Coinbase cannot and does not guarantee the identity of the wallet owner or bank account to which Client is sending Client Digital Assets or Client Cash, as applicable. Unless otherwise provided herein or under applicable laws, Coinbase shall have no liability, obligation, or responsibility whatsoever for Client Cash or Client Digital Asset transfers sent to or received from, as applicable, an incorrect party, or sent or received, as applicable, via inaccurate Instructions. provided by Client.
5.    Disruption to Trading Platform
5.1Client acknowledges that electronic facilities and systems such as the Trading Platform are vulnerable to disruption, delay or failure and, consequently, such facilities and systems may be unavailable to Client as a result of foreseeable and unforeseeable events. Client understands and agrees that Coinbase does not guarantee uninterrupted access to the Trading Platform or all features of the Trading Services. Client acknowledges that although Coinbase will attempt to provide notice of any scheduled or unscheduled unavailability that would result in Client being unable to access the Trading Platform or the Trading Services, Coinbase cannot guarantee advanced notice to Client. Nothing in this Section 5.1 shall relieve Coinbase of any of its obligations, representations, or warranties under this Coinbase Prime Broker Agreement.
5.2Coinbase may, in its good faith discretion, take any of the following actions, and shall use reasonable efforts to provide Client with as much prior notice as is practicable: (i) halt or suspend Trading Services, including trading on the Trading Platform or the trading of any Digital Assets or currency, or (ii) impose

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limits on the amount or size of Client’s Orders. Except to the extent caused by a Coinbase Entity’s negligence, , fraud, or willful misconduct, Coinbase shall have no liability, obligation, or responsibility to Client as a result of making any changes to or suspending the Trading Platform.
6.    Coinbase Trading Rules and Order Types
6.1Client agrees to comply with the Coinbase Trading Rules in effect at the time of any Order. Client agrees to review and become familiar with the terms of the various types of Orders (each an “Order Type”) available through the Trading Service. A detailed description of the terms of all Orders is contained in the Coinbase Trading Rules. Coinbase reserves the right to modify the terms of any Order Type and the Coinbase Trading Rules at any time and without prior notice to Client, and Client acknowledges that it is solely responsible for ensuring knowledge of applicable Order Types and Coinbase Trading Rules prior to placing an Order.
6.2Coinbase may cancel any Order executed on Trading Platform if Coinbase determines in its sole reasonable discretion that the Order was clearly erroneous according to the Coinbase Trading Rules or otherwise. Except as otherwise set forth herein and in the Coinbase Trading Rules, and subject to Section 20 of the General Terms, Coinbase shall have no liability, obligation, or responsibility to Client as a result of exercising its rights under this Section 6.
7.    Coinbase Supported Digital Assets
Coinbase determines in its sole discretion which Digital Assets to support for use with the Trading Services, as specified on the Coinbase Prime Broker Site Not all Digital Assets supported for Custodial Services are also supported for Trading Services. Notwithstanding the foregoing, BTC and ETH will be supported for Custodial Services and Trading Services for the full term of this Coinbase Prime Broker Agreement except (i) to the extent that BTC or ETH is no longer supported on a platform-wide basis and such cessation is generally consistent with similarly situated digital asset exchanges or (ii) as prohibited by applicable law.
8.    Coinbase Execution Services
8.1At Coinbase’s sole discretion, Client may elect to submit Orders to Coinbase Execution Services (“CES”), a Trading Service through which CES personnel will execute Orders on behalf of Client. CES will execute Orders by using automated trade routing services through Client’s Prime Broker Account or by filling Orders on Coinbase’s over-the-counter (“OTC”) trading service (“OTC Services”). Coinbase has sole and absolute discretion to accept or reject any Order. Coinbase and Client may communicate regarding Instructions related to Orders on a mutually agreed communication medium, including instant messaging, email, and telephone.
8.2CES brokers Orders on a commercially reasonable basis as Client’s agent and may exercise discretion in executing Orders. Client must pre-fund its Trading Balance and/or establish a credit arrangement with Coinbase prior to submitting Orders. By electing to use CES, Client agrees that it is authorizing CES personnel to access its Prime Broker Account to initiate and execute Orders. Client acknowledges that CES personnel will retain access to the Client Prime Broker Account until Client provides Coinbase with Instructions to terminate such access. Absent express written agreement between the Parties, Coinbase will accept Orders only from Authorized Representatives that are designated in the Client’s Prime Broker Account as having trading authority with respect to the Prime Broker Account.
8.3For OTC Services, CES personnel will confirm the terms of an Order (which terms shall include asset, quantity, price, settlement timing and fees) with Client prior to executing the Order. Coinbase has policies and procedures in place that are reasonably designed to prevent the disclosure of any Client identity to its OTC counterparty. Coinbase may, in its sole and absolute discretion, accept the following statements (or similar or analogous statements) as Client’s final and binding agreement to the terms of an Order: “done,”

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“I buy,” “bought,” “I sell,” or “sold.” A completed, executed and settled Order will be reflected in Client’s Prime Broker Account.
8.4For Orders fulfilled via OTC Services (“OTC Orders”), each of Client’s and its OTC counterparty’s confirmations of the terms of the OTC Order deems such OTC Order as binding and final, and thereby executed. Client’s failure to timely settle an executed OTC Order in accordance with the settlement terms will constitute a default under the Coinbase Prime Brokerage Agreement. Upon Client’s default of an OTC Order:
(a)In addition to all rights under this Coinbase Prime Broker Agreement, Coinbase may exercise any rights of a secured creditor with respect to its interests in Client’s assets, and may exercise all other rights under agreements between Client and any of the Coinbase Entities. The Coinbase Entities agree that they will exercise their secured creditor rights, including rights to setoff under Section 17 of the General Terms, with respect to Client’s Trading Balance before exercising their secured creditor rights with respect to the Vault Balance in the Client’s Custodial Account.
(b)Client hereby grants to Coinbase a continuing first priority security interest in, lien on and right of set off against all of Client’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in Client’s Trading Balance and Vault Balance in the Client’s Custodial Account together with proceeds thereof, in order to secure repayment of costs, fees, and all other obligations of Client to Coinbase arising hereunder from time to time. Client shall execute such documents and take such other actions as Coinbase shall reasonably request in order to perfect and maintain the priority of the Coinbase’s security interest with respect to Client’s Trading Balance and Vault Balance in Client’s Custodial Account.
(c)Client hereby authorizes Coinbase Custody, as securities intermediary with respect to the Custodial Account, to comply with all instructions and entitlement orders from Coinbase, as secured party, with respect to the disposition of assets in Client’s Vault Balance in the Custodial Account as contemplated herein without further consent or direction from Client or any other party. Coinbase Custody agrees to follow such instructions and entitlement orders without further consent or direction from Client or any other party.
(d)Without prior notice to Client, Coinbase shall have the right to: (i) transfer Client Assets from Client’s Trading Balance to Coinbase to settle the OTC Order subject to default, and/or (ii) liquidate or cancel outstanding OTC Orders (including OTC Orders that have been submitted or are in the process of being fulfilled).
(e)Without prior notice to Client, Coinbase may suspend or terminate the Client’s ability to receive extensions of credit from Coinbase Credit, regardless of whether Client has cured the default.
If the above actions are not sufficient to satisfy all obligations of Client to Coinbase in respect of OTC Orders subject to default, Coinbase shall have the right to liquidate any and all of Client’s assets and positions held with Coinbase or Coinbase Custody, including the Trading Balance and Vault Balance in Client’s Custodial Account, to cover any Losses incurred by Client’s failure to settle the OTC Order. In connection with liquidating such assets, Client authorizes Coinbase, in Coinbase’s sole discretion, to liquidate any of Client’s Digital Assets in a commercially reasonable sale at the market price that otherwise applies to such Digital Assets at the time of liquidation, without regard to whether Client would recognize a gain or loss on such sale or would recognize a greater or lesser gain or loss if different Digital Assets were sold. Client understands that the value of Digital Assets may rise or fall quickly, and Coinbase has no obligation to liquidate Client’s Digital Assets at a time that provides the best price for Client. Client agrees that Digital Assets held in its Trading Balance and the Vault Balance in Client’s Custodial Account are of a kind or type customarily sold on recognized markets, subject to standard price quotations and may decline speedily in value. Client agrees that if Coinbase exercises its setoff rights or secured party remedies against Client’s Digital Assets, that Coinbase may value such Digital Assets using the same valuation method and

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same process that is otherwise used when Digital Assets are sold on the Trading Platform or any other commercially reasonable valuation method. A sale by Coinbase of Client’s Digital Assets, without notice, at a private sale using the valuation and method described above shall be a commercially reasonable method of disposition.
9.    Determination of Suitability; All Risks Not Disclosed
Coinbase’s provision of the Trading Services is neither a recommendation that Client enter into a particular Order nor a representation that any product described on the Trading Platform is suitable or appropriate for Client. Many of the Trading Services described on Trading Platform involve significant risks, and Client should not use the Trading Services unless it has fully understood all such risks and has independently determined that such Orders are appropriate. Any discussion of the risks contained in this MTA or on the Trading Platform should not be considered to be a disclosure of all risks or a complete discussion of the applicable risks.
10.    Characterization of Trading Services; Not a Registered Broker-Dealer or Investment Adviser
Client understands and acknowledges that no transactions executed in connection with Client’s Trading Account or the Trading Services are securities transactions, and Coinbase is not registered with the U.S. Securities and Exchange Commission as a broker-dealer or an investment adviser or licensed under any state securities laws. Coinbase is not acting as a fiduciary in respect of Client (including in connection with its rights under this MTA) and does not have any responsibility under the standards governing the conduct of broker-dealers, fiduciaries, investment advisers or investment managers. Client agrees and acknowledges that any information or advice provided by Coinbase or any other Coinbase Entity does not and will not serve as the basis of any investment decision by Client.
11.    Coinbase Corporate Accounts
Coinbase and its affiliates may transact through Trading Accounts on the Trading Platform (“Coinbase Corporate Accounts”) for purposes including inventory management, to facilitate Client Orders, and for other corporate purposes. To the extent that a Coinbase Corporate Account transacts on the Trading Platform, the Coinbase Corporate Account (i) will not have any special priority vis-a-vis Client Orders and will be subject to the Coinbase Trading Rules, (ii) will trade only on Market Data available to all Clients, and (iii) will not access any non-public data of Clients. Coinbase’s internal ledger will indicate the amount of each Digital Asset held for each client and each such Coinbase Corporate Account.
12.    Term, Termination and Suspension
12.1Section 23 of the General Terms shall govern any suspension, restriction, termination or modification of the MTA and the Prime Brokerage Services provided hereunder.
12.2Without limiting the Coinbase Entities obligations to Client under Section 23 of the General Terms, Client agrees to promptly provide Coinbase with Instructions as to where its Client Assets should be transferred, and agrees that failure to do so within ninety (90) days of receipt of notice of termination may result in Client Assets being transferred to the Client’s linked bank account or Digital Asset wallet on file, in each case subject to offset for any outstanding obligations to any Coinbase Entity in accordance with the General Terms. Final disbursement of assets may be delayed until any remaining obligations or indebtedness have been satisfied. Client is responsible for all debits, costs, commissions, and losses arising from any actions Coinbase must take to liquidate or close transactions in the Client’s Trading Account.
13.    Unclaimed Property
If Coinbase is holding Client Assets in the Trading Balance, has no record of Client’s use of the Trading Services for an extended period, and is unable to contact Client in accordance with the notice provisions of this Coinbase Prime Broker Agreement and as required by applicable law , Coinbase may be required under applicable laws, rules or

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regulations to report these assets as unclaimed property and to deliver such unclaimed property to the applicable authority. Coinbase may deduct a dormancy fee or other administrative charge from such unclaimed funds, as permitted by applicable laws, rules or regulations.

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